Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into as of September 23, 2010 by and among Empire Resorts, Inc. (the “Company” or “Empire”), a Delaware corporation, having an office c/o Monticello Casino and Raceway, Route 17B, Monticello, NY 12701; Alpha Monticello, Inc., and Alpha Casino Management Inc., each Delaware corporations, each having offices c/o Monticello Casino and Raceway, Route 17B, Monticello, NY 12701; Monticello Raceway Management, Inc., a New York corporation, having an office c/o Monticello Casino and Raceway, Route 17B, Monticello, NY 12701; Mohawk Management, LLC, Monticello Casino Management, LLC, and Monticello Raceway Development Company, LLC, each New York limited liability companies, each having offices c/o Monticello Casino and Raceway, Route 17B, Monticello, NY 12701; The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee and Collateral Agent (“BNYM”), a New York banking corporation, having offices at 101 Barclay Street, 8th Floor West, New York, New York 10286; and the investors listed on the attached Exhibit A (collectively, and together with any beneficial holders of Notes that execute the form of Joinder attached hereto as Exhibit B and deliver such executed Joinder to the other Parties hereto at or before Closing, the “Investors”) (all of the signatories to this Agreement or any such Joinder will hereinafter be referred to collectively as the “Parties”);

Recitals

WHEREAS, Empire is a party to that certain Indenture dated as of July 26, 2004, as amended, supplemented or otherwise modified from time to time (the “Indenture”) among Empire, BNYM, as Trustee and Collateral Agent, and Alpha Monticello, Inc., Alpha Casino Management, Inc., Monticello Raceway Management Inc., Mohawk Management, LLC, Monticello Casino Management, LLC and Monticello Raceway Development Company, LLC (the “Guarantors”), pursuant to which the Company issued $65,000,000 of 5½% Convertible Senior Notes due 2014 (the “Notes”);

WHEREAS, on August 5, 2009, Empire commenced an action by filing a complaint (the “Complaint”) against BNYM, The Depository Trust Company, a New York limited purpose trust company, and Cede & Co., a New York partnership (collectively and individually, “DTC”), and others in the Supreme Court of the State of New York, County of Sullivan (the “Court”), Index No. 2959/09, (the “Action”), in which Empire sought, among other things, a declaratory judgment that BNYM, DTC and certain former defendants in the Action, including certain managers of the Investors, consisting of alleged beneficial holders of the Notes, failed to properly exercise an option pursuant to Section 3.07(a) of the Indenture to require Empire to purchase their Notes;

WHEREAS, on or about October 16, 2009, DTC answered the Complaint and denied that Empire was entitled to the declaration it sought in the Action;

WHEREAS, on or about October 16, 2009, BNYM answered the Complaint and denied that Empire was entitled to the declaration it sought in the Action;

WHEREAS, on or about November 5, 2009, BNYM in the Action served an amended answer and also served a counterclaim against Empire (the “Counterclaim”) and third party claim against the Guarantors (the “Third Party Claim”) alleging that Empire and the Guarantors were liable to BNYM because Empire had breached its obligations under the Indenture to repurchase the Notes;

WHEREAS, on or about February 1, 2010, Empire replied to the Counterclaim and the Guarantors answered the Third Party Claim, denying all liability;

WHEREAS, in a Decision and Order dated March 31, 2010 (the “Order”), the Court in the Action granted motions of BNYM and DTC for summary judgment as to the Complaint and denied the cross-motion of Empire as to the Complaint;

WHEREAS, Empire’s appeal of the Order (the “Appeal”) is pending;

WHEREAS, BNYM has moved for summary judgment as to the Counterclaim and Third Party Claim, the Company has cross-moved for a stay of all proceedings as to the Counterclaim, and the Guarantors have cross-moved for a stay of all proceedings as to the Third Party Claim, and those motions (the “Pending Summary Judgment Motions”) are pending;

WHEREAS, this Agreement is a stipulation of settlement within the meaning of New York C.P.L.R. §3215(i);

WHEREAS, in connection with settlement discussions Empire repaid $5 million of principal amount of the Notes on July 30, 2010 and Empire repaid $5 million of principal amount of the Notes on August 12, 2010 (such amounts collectively referred to as the “Pre-Signing Payments”), and

WHEREAS, the Parties desire to settle the Action and all claims, third party claims and counterclaims which could have been asserted therein (other than Unreleased Claims, as defined below), without further litigation, upon the terms and conditions hereinafter set forth and without any admission of liability by the Parties.

Terms and Conditions

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows.

1.           Definitions; Exchange or call of the Notes.

1.1           Definitions.  The following terms shall have the meanings set forth below.  All terms used in this Agreement that are not defined in this Agreement shall have the meanings assigned to them in the Amended Indenture (as defined below).

“Amended Indenture” means the Amended and Restated Indenture to be executed at Closing in the form attached hereto as Exhibit C.

“Call” means payment by the Company of all outstanding principal and interest owed on the outstanding Notes plus (i) an amount equal to $975,000, to be paid on a pro rata basis to the beneficial holders of the Notes, and (ii) any additional amounts owed under this Agreement.

“Call Deadline” means November 22, 2010.

“Closing Date” means the date the Exchange is consummated pursuant to the terms and conditions of this Agreement.

“Collateral Agreement Affirmations” means the Affirmation and Amendment of Collateral Agreements in the form attached hereto as Exhibit D and the Mortgage Modification Agreement in the form attached hereto as Exhibit E.

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“Default Interest” means interest due on overdue principal and interest at the rate provided in the Notes, assuming that the principal of and interest on the Notes became due and payable in full on August 3, 2009.  All references in this Agreement to interest on the Notes shall be deemed to include Default Interest.

“Exchange” means (i) the issuance for the account of the Investors of Exchange Notes (upon the terms set forth in the Amended Indenture) in a principal amount equal to the principal amount of the Notes beneficially owned by the Investors outstanding immediately after the payment by the Company of the Third Installment (as hereinafter defined), and the issuance to the Investors of the Exchange Shares, in exchange (on a pro rata basis) for the Notes beneficially owned by the Investors outstanding immediately after the payment by the Company of the Third Installment and (ii) the performance of the provisions set forth in Section 1.5.

“Exchange Shares” means 1,000,000 shares of Empire common stock (subject to adjustment as set forth in the following sentence).  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or capital stock of the Company, prior to the Closing, the number of Exchange Shares shall be increased or decreased as appropriate in order to prevent dilution or enlargement of rights that would be represented by such Exchange Shares if duly issued on the date of this Agreement.

“Final Date” means November 22, 2010; provided, however, that if the Company (i) files its preliminary proxy statement for the stockholders’ meeting referred to below within 14 days after the date of this Agreement, (ii) responds to comments received from the Securities and Exchange Commission (the “SEC”) with respect to such preliminary proxy statement within 10 days after the receipt of such comments (provided that the obligation to respond within 10 days is tolled upon receipt of comments from the SEC related to financial information or otherwise, which information for such response is not readily available to the Company and as such, the Company is required to obtain such information from a third-party, in which case the Company shall use reasonable efforts to obtain such information from a third-party as soon as reasonably practicable), and (iii) the Company holds a meeting of stockholders to vote on the Shareholder Approval within 35 days following  receipt from the SEC of clearance of the proxy statement, then the “Final Date” shall mean the date that is the earlier of (i) the first Business Day following such stockholders’ meeting, and (ii) January 21, 2011.

“Other Noteholders” means any beneficial holders of Notes other than the Investors.

“Securities” means the Exchange Notes, the PIK Notes, the shares issuable upon conversion of the Exchange Notes and the PIK Notes, and the Exchange Shares.

1.2           Agreement to Exchange or Call.  The Company agrees that on or before the Final Date it will consummate the Exchange on the terms set forth in this Agreement.  In lieu of the Exchange, the Company may Call the Notes, provided the Call is consummated prior to the Call Deadline.  The Investors each agree, severally and not jointly, that they will close on the Exchange on the terms and conditions set forth herein provided the Company consummates the Exchange prior to the Final Date.

1.3           Closing; Closing Date.  The completion of the Exchange (the “Closing”) shall be held as soon as practicable following the satisfaction of the conditions set forth in Section 4, subject to the obligations of the Company to consummate the Exchange no later than the Final Date, at the offices of Faegre & Benson, LLP, or at such other time and place as the Company and Investors may agree.

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1.4           Installment Payments.  The Company will make the following indefeasible payments at the following times (collectively, the “Installment Payments”) by payment in immediately available funds to the Trustee on behalf of each Investor and Other Noteholder:

(i)           on the earlier of the Closing Date and October 23, 2010, $10,000,000, which the Trustee shall use to repay a portion of the outstanding principal amount of the Notes (the “First Installment”).  Pursuant to New York C.P.L.R. §3215(i), failure to make this payment by the specified date shall entitle BNYM to entry, without further notice to the Company or the Guarantors, of a judgment against the Company and the Guarantors, jointly and severally, in the amount of $55,000,000 plus unpaid interest accrued on the Notes from August 4, 2009,

(ii)           on the earlier of the Closing Date and November 22, 2010, (a) $7,500,000, which the Trustee shall use to repay a portion of the outstanding principal amount of the Notes, and (b) all unpaid interest accrued to such date on the Notes (including without limitation all unpaid interest accrued on any principal of such Notes repaid prior to such date and all unpaid interest accrued on overdue interest on such Notes) (all such payments made under this clause (ii) collectively referred to as the “Second Installment”).  Pursuant to New York C.P.L.R. §3215(i), failure to make this payment by the specified date (assuming the First Installment has been paid) shall entitle BNYM to entry, without further notice to the Company or the Guarantors, of a judgment against the Company and the Guarantors, jointly and severally, in the amount of $45,000,000 plus unpaid interest accrued on the Notes from August 4, 2009, and

(iii)           on the earlier of the Closing Date and December 7, 2010, (A) the amount by which (1) $22,500,000, exceeds (2) the sum of (x) the portion of Installment Payments previously made as a repayment of principal of the Notes and (y) the aggregate principal amount of the Notes beneficially owned by the Other Noteholders outstanding on such date immediately after giving effect to such payment under this clause (A) (the “Remaining Other Noteholder Principal”), which amount the Trustee shall use to repay a portion of the outstanding principal amount of the Notes, and (B) all unpaid interest accrued to such date on the Notes (including without limitation all unpaid interest accrued on any principal of such Notes repaid prior to such date and all unpaid interest accrued on overdue interest on such Notes) (all such payments made under this clause (iii) collectively referred to as the “Third Installment”).  Pursuant to New York C.P.L.R. §3215(i), failure to make this payment by the specified date (assuming the First Installment and the Second Installment have been paid) shall entitle BNYM to entry, without further notice to the Company or the Guarantors, of a judgment against the Company and the Guarantors, jointly and severally, in the amount of $37,500,000 plus unpaid interest accrued on the Notes from August 4, 2009.

1.5           Deliveries at Closing.

(a)           At the Closing, subject to the terms and conditions hereof, the Company and the Guarantors, will:

(i)           pay (A) to the Trustee on behalf of each Other Noteholder in cash all outstanding principal of, and unpaid interest accrued to the Closing Date on, the Notes beneficially owned by such Other Noteholder, and (B) to the Trustee on behalf of each Investor in cash all unpaid interest accrued to the Closing Date on the Notes beneficially owned by such Investor, in each case after giving effect to any payments pursuant to clause (v) of this Section 1.5(a),

(ii)           deliver to each Investor the principal amount of Exchange Notes determined in accordance with Section 1.2 in the form set forth in the Amended Indenture, duly executed and delivered by the Company and authenticated by the Trustee, which Exchange Notes represented by one or more definitive Global Notes in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with DTC or its designated custodian, and registered in the name of Cede & Co., and such Global Notes shall not bear the Private Placement Legend,

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(iii)           cause a book entry to be made in the records of the Company’s transfer agent in the name of each Investor evidencing (a “Book Entry”) the number of Exchange Shares determined in accordance with Section 1.2, which Exchange Shares shall not bear any restrictive legends or notations,

(iv)           pay to the Trustee all fees and expenses owed to the Trustee under the Indenture or the Collateral Agreements, including fees and expenses paid, or reserved for payment, from any sums theretofore received from the Company in respect of the principal of or interest on the Notes,

(v)           pay to the Trustee on behalf of each Investor and Other Noteholder any Installment Payments due on or before the Closing Date and not theretofore paid, and

(vi)           deliver the agreements, certificates, documents, other instruments and funds required in Section 4 of this Agreement.

(b)           In the event that the Company consummates the Exchange, BNYM and the Investors waive Sections 6.10 and 3.02 of the Indenture and Section 7 of the Notes to the extent necessary to enable the Company to make the payments required by clause (i) of Section 1.5(a) hereof.

(c)           At the Closing or upon consummation of a Call, the Company and BNYM will execute and deliver to the Company’s attorneys a Stipulation of Discontinuance, with prejudice, in the form annexed hereto as Exhibit F, which Stipulation of Discontinuance shall be filed by the Company.  Promptly thereafter, the Company will withdraw the Appeal.

(d)           At the Closing or upon consummation of a Call (the “Time of Release”), the Parties shall be deemed to have exchanged the following releases (the “General Releases”):

(i)           BNYM hereby fully and forever releases, remises and discharges, individually and collectively, Empire and the Guarantors and their respective (where applicable) agents, managers, financial advisers, employees, predecessors, representatives, Subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns (the “Empire Released Parties”) from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, judgments, damages, losses, costs, expenses, disbursements, fees (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspected as of the Time of Release, including, but not limited to any claims or defenses asserted, or which could have been asserted, in any legal proceeding to which BNYM is or was a party, and covenants not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning the foregoing released claims.  It is expressly agreed that the claims released include all claims against individual employees, officers, directors and managers of Empire and the Guarantors whether or not such persons were acting within the course or scope of their employment.  This release is not intended to be, and shall not be construed as, a release of (A) any of the obligations created by this Agreement (including, without limitation, claims for breach of any representation, warranty, covenant or agreement contained in this Agreement), or (B) any Default or Event of Default other than an Existing Default (as hereinafter defined) or any rights or remedies under the Indenture Documents, as a matter of law, or otherwise, arising as a result thereof (“Unreleased Claims”).

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(ii)           Each Investor hereby fully and forever releases, remise and discharge, individually and collectively, the Empire Released Parties from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, judgments, damages, losses, costs, expenses, disbursements, fees (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspected as of the Time of Release, including, but not limited to any claims or defenses asserted, or which could have been asserted, in any legal proceeding to which such Investor is or was a party, and covenants not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning the foregoing released claims.  It is expressly agreed that the claims released include all claims against individual employees, officers, directors and managers of Empire and the Guarantors whether or not such persons were acting within the course or scope of their employment.  This release is not intended to be, and shall not be construed as, a release of any of the Unreleased Claims.

(iii)           Empire and the Guarantors hereby fully and forever release, remise and discharge, individually and collectively, BNYM and its respective (where applicable) agents, managers, financial advisers, employees, predecessors, representatives, Subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns (the “BNYM Released Parties”) from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, judgments, damages, losses, costs, expenses, disbursements, fees (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspected as of the Time of Release, including, but not limited to any claims or defenses asserted, or which could have been asserted, in any legal proceeding to which any of Empire or the Guarantors is or was a party, and covenant not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning the foregoing released claims.  It is expressly agreed that the claims released include all claims against individual employees, officers, directors and managers of BNYM Released Parties whether or not such persons were acting within the course or scope of their employment.  This release is not intended to be, and shall not be construed as, a release of any of the Unreleased Claims.

(iv)           Empire and the Guarantors hereby fully and forever release, remise and discharge, individually and collectively, the Investors and each of their respective (where applicable) agents, managers, financial advisers, employees, predecessors, representatives, Subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns (“Holder Released Parties,” and together with the Empire Released Parties and the BNYM Released Parties, collectively the “Released Parties”)  from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, judgments, losses, costs, expenses, disbursements, fees (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspected as of the Time of Release, including, but not limited to any claims or defenses asserted, or which could have been asserted, in any legal proceeding to which any of Empire or the Guarantors is or was a party, and covenant not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning the foregoing released claims.  It is expressly agreed that the claims released include all claims against individual employees, officers, directors and managers of Holder Released Parties whether or not such persons were acting within the course or scope of their employment.  This release is not intended to be, and shall not be construed as, a release of any of the Unreleased Claims.

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1.6           Pending Summary Judgment Motions and Appeal.  BNYM, the Company and the Guarantors agree to take the necessary steps to withdraw the Pending Summary Judgment Motions promptly and to inform the Court in the Action of the existence of this Agreement.  BNYM, the Company and the Guarantors agree to take no steps to prosecute or defend claims in the Action until such time as this Agreement is terminated.  Notwithstanding the foregoing, BNYM agrees to join, consent to and support any motion or request made by Empire to enlarge the time which Empire has to perfect the Appeal and/or file any papers in connection therewith.

1.7           Instructions to BNYM.  Pursuant to Section 6.05 of the Indenture, the Investors hereby instruct BNYM to execute this Agreement and take all necessary action to implement the provisions of this Agreement.

2.           Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors hereby jointly and severally represent and warrant to BNYM and each Investor as follows:

2.1           Authorization.

(a)           All corporate or company action on the part of the Company and each Guarantor, necessary for the authorization, execution and delivery of this Agreement has been taken.  The Company and each Guarantor has the requisite corporate or limited liability company power, as applicable, to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement, except that Shareholder Approval (as defined herein) is required to consummate the Exchange.  At the Closing, the Company will have the requisite corporate power to issue and deliver the Exchange Notes, the PIK Notes, the Exchange Shares and the Common Stock issuable upon conversion of the Exchange Notes or the PIK Notes (the “Conversion Shares”).  At the Closing, each of the Company and the Guarantors will have the requisite corporate or limited liability company power, as applicable, to execute and deliver the Transaction Documents (as defined below) to which it is a party.  At the Closing, each Guarantor will have the requisite corporate or limited liability company power to provide its guarantee of the Exchange Notes and the PIK Notes.  This Agreement has been duly executed and delivered by the Company and each Guarantor and, upon due execution and delivery by the Investors and BNYM, this Agreement will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles).

(b)           The Amended Indenture has been duly authorized by the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Guarantor, will constitute a valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles).

(c)           The Exchange Notes have been duly authorized by the Company (subject to Shareholder Approval), and, when executed and authenticated in accordance with the provisions of the Amended Indenture and delivered to the Investors in exchange for the Notes held by the Investors, will have been duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles) entitled to the benefits of the Amended Indenture and will be convertible into the Conversion Shares in accordance with their terms.  The PIK Notes have been duly authorized by the Company (subject to Shareholder Approval), and, when executed and authenticated in accordance with the provisions of the Amended Indenture, will have been duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles) entitled to the benefits of the Amended Indenture and will be convertible into the Conversion Shares in accordance with their terms.  The Guarantees have been duly authorized by each Guarantor and, when executed and delivered by each Guarantor, will constitute valid and binding instruments enforceable against each Guarantor in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles).

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(d)           Each Collateral Agreement Affirmation (together with this Agreement, the Amended Indenture, the Exchange Notes and the PIK Notes, the “Transaction Documents”) has been duly authorized by the Company and each Guarantor that is a party thereto and, assuming due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by the Company and the applicable Guarantors, will constitute a valid and binding instrument enforceable against the Company and the applicable Guarantors in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles).

2.2           No Conflict with Other Instruments.   The execution, delivery and performance of the Transaction Documents, the issuance and delivery of the Securities (including the issuance of the Conversion Shares upon the conversion of the Exchange Notes or the PIK Notes) and the consummation of the actions contemplated by the Transaction Documents (which for all purposes herein shall include conversion of the Exchange Notes and the PIK Notes) will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s, or any of its Subsidiary’s or any Guarantor’s Certificate or Articles of Incorporation or Bylaws or other organizational documents as in effect on the date hereof or at the Closing; (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company, any of the Company’s Subsidiaries or any Guarantor is a party or by which any of them is bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company, any of the Company’s Subsidiaries or any Guarantor is a party or by which they or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation applicable to the Company, any of the Company’s Subsidiaries or any Guarantor; or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company, any of the Company’s Subsidiaries or any Guarantor or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company, any of the Company’s Subsidiaries or any Guarantor is a party or by which any of them is bound or to which any of the property or assets of the Company, any of the Company’s Subsidiaries or any Guarantor is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents by the Company or any Guarantor and the valid issuance of the Securities by the Company pursuant to this Agreement and the Amended Indenture, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of any notice filings required to be made under state securities laws.

2.3           Certificate of Incorporation; Bylaws.   The Amended and Restated Certificate of Incorporation of the Company filed with the SEC (as hereinafter defined) as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the period ending December 31, 2009 is a true, correct and complete copy of the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof.  The Bylaws of the Company attached as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the period ending December 31, 2009 is a true, correct and complete copy of the Company’s Bylaws as in effect on the date hereof.

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2.4           Organization, Good Standing and Qualification.  The Company, each of its Subsidiaries and each Guarantor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.  The Company, each of its Subsidiaries, and each Guarantor has the full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its or any of its Subsidiaries’ business, financial condition, properties, operations, prospects or assets or its ability to perform its obligations under the Transaction Documents (a “Material Adverse Effect”).

2.5           SEC Filings.  Each report, registration statement and definitive proxy statement filed by the Company with the SEC from and after January 1, 2009 (the “Company SEC Documents”) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and was timely filed, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  The consolidated financial statements contained in each Company SEC Document (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, cash flows and the changes in shareholders’ equity of the Company and its Subsidiaries for the periods covered thereby.

2.6           Capitalization.  The authorized capital stock of the Company consists of (i) 95,000,000 shares of Common Stock, of which (A) 69,479,340 shares were issued and outstanding as of the date of this Agreement, and (B) 18,799,665 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement; (ii) 5,000,000 shares of preferred stock, of which (x) 821,496 shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock”), of which 44,258 shares of Series B Preferred Stock were issued and outstanding as of the date of this Agreement, and no shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities, and (y) 1,730,697 shares have been designated as Series E Preferred Stock (the “Series E Preferred Stock”), all of which shares of Series E Preferred Stock were issued and outstanding as of the date of this Agreement, and no shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. All issued and outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements (including any exceptions therefrom) of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth herein or in the Company SEC Documents as in effect on the date hereof, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any of the Company’s Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of the Company’s Subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any of the Company’s Subsidiaries, other than options granted to directors and employees of the Company pursuant to its Second Amended and Restated 2005 Equity Incentive Plan; or (ii) obligations of the Company or any of the Company’s Subsidiaries to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  There are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities.

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2.7           Notes.  The Conversion Rate (as defined in the Indenture) for the Notes is 79.62 shares of Common Stock per $1,000 principal amount of Notes.  No Default or Event of Default (each as defined in the Indenture) has occurred and is continuing or is alleged to have occurred and be continuing other than (i) the failure of the Company to deliver deposit and securities account control agreements under the terms of the Security Agreement; (ii) the failure of the Company and the Guarantors to pay the outstanding principal of and interest on the Notes on August 3, 2009 to the extent such payments were due; and (iii) the failure to deliver reports pursuant to Section 4.08 of the Indenture (the “Existing Defaults”).

2.8           Subsidiaries. Except for the Subsidiaries of the Company set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any corporation, limited liability company or partnership, joint venture, association or other business venture or entity.  All of the outstanding capital stock or other securities of each of the Company’s Subsidiaries is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances other than pledges of such shares as security for the Notes.

2.9           Valid Issuance of Securities.  Subject to the receipt of Shareholder Approval, the Exchange Shares and the Conversion Shares are duly authorized and, when issued and delivered in accordance with the terms hereof or of the Amended Indenture, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, and the Exchange Shares and Conversion Shares will not contain any restrictive legend or notation.  The issuance and delivery of the Exchange Shares and the Conversion Shares in accordance with the terms hereof or the Amended Indenture, as the case may be, will not be subject to preemptive rights of stockholders of the Company.  Subject to receipt of Shareholder Approval, the Conversion Shares have been duly reserved for issuance upon conversion of the Exchange Notes and the PIK Notes.

2.10           Offering.  On the Closing Date, and solely as this Section 2.10 relates to the issuance of the PIK Notes on the date(s) of issuance thereof, and solely as this Section 2.10 relates to the issue of the Conversion Shares on the date(s) of conversion of the Exchange Notes and the PIK Notes, the offer and issuance of the Exchange Notes and the Exchange Shares to the Investors hereunder, the issuance of the PIK Notes in accordance with the terms of the Amended Indenture, and the issuance of the Conversion Shares upon the conversion of the Exchange Notes and the PIK Notes in accordance with the terms thereof (assuming no change in applicable law prior to the date the PIK Notes or Conversion Shares are issued), (i) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) are not a tender offer subject to Section 14(d)(1) of the Exchange Act (defined below) or Regulation 14D or 14E under the Exchange Act and (iii) have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  The Exchange Notes, the PIK Notes, the Exchange Shares and the Conversion Shares are a class of securities set forth in Section 3(a)9 of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Notes, the PIK Notes, the Exchange Shares and the Conversation Shares will not be “restricted securities” (as such term is defined in Rule 144 under the Securities Act) at the time such Securities are issued.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Exchange Notes or Exchange Shares to the Investors, the issuance of the PIK Notes in accordance with the terms of the Amended Indenture, or the issuance of the Conversion Shares upon conversion of the Exchange Notes or the PIK Notes.  The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the exchange of the Notes or the issuance of the Securities within the provisions of Section 5 of the Securities Act.

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2.11           Litigation.  There is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries or any Guarantor that (a) except as set forth in the Company SEC Documents as in effect on the date hereof and the complaint filed by Bryanston Group Inc. and Stanley S. Tollman against the Company in the Supreme Court of the State of New York in New York County (Index No. 650881/2010), (i) would reasonably be expected to adversely affect the business, condition, prospects, capitalization, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K or (b) that questions the validity of the Transaction Documents or the right of the Company or any Guarantor to enter into the Transaction Documents and perform its obligations hereunder and thereunder.  Neither the Company nor any of the Company’s Subsidiaries nor any Guarantor is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body that could reasonably be expected to have a Material Adverse Effect.

2.12           No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Documents based on arrangements made by the Company, any Subsidiary of the Company or any Guarantor.

2.13           Compliance.  The Company is not in violation of its Amended and Restated Certificate of Incorporation or Bylaws.  Neither the Company nor any of its Subsidiaries nor any Guarantor has been advised or has reason to believe that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect.  Each of the Company, the Company’s Subsidiaries and the Guarantors has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company, the Company’s Subsidiaries and the Guarantors as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations could not reasonably be expected to have a Material Adverse Effect.

2.14           Exchange Act Compliance.  The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the NASDAQ Stock Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market.  The Company is in compliance with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market.

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2.15           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.16           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Investor as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.17           Collateral.

(a)           Each of the Security Agreement, the Pledge Agreement and the Mortgage of the Initial Premises (the “Initial Mortgage”) is valid and in full force and effect.  A true and correct copy of each such Collateral Agreement has been delivered to counsel for the Investors.  There are no Collateral Agreements other than the Security Agreement, the Pledge Agreement and the Initial Mortgage.  None of the Company or any Guarantor owns any fee interest in real property other than the Initial Premises or is required under the Indenture to have delivered to the Collateral Agent or the Trustee any Mortgages other than the Initial Mortgage.

(b)           Upon execution and delivery by the Company and the Guarantors of the Collateral Agreement Affirmations, the Collateral Agent will have a valid and perfected first priority security interest (subject only to Liens permitted under the Amended Indenture), as security for the Exchange Notes and the PIK Notes, in all personal property constituting a part of the Collateral to the extent that a security interest in such personal property may be perfected by possession, the filing of Uniform Commercial Code financing statements in appropriate filing offices, or the making of any filings required with the United States Patent and Trademark Office or the United States Copyright Office.

(c)           The Initial Mortgage has been duly recorded in the Clerk’s Office for Sullivan County, New York, all mortgage recording fees and taxes in respect thereof have been paid and all other formal requirements of state or local law applicable to the recording of real estate mortgages generally have been complied with in respect thereof.  Upon execution and delivery by the mortgagor under the Initial Mortgage (the “Mortgagor”) of the Collateral Agreement Affirmation in respect of the Initial Mortgage and recording of such Collateral Agreement Affirmation in the Clerk’s Office for Sullivan County, New York, the Initial Mortgage will be effective to grant to the Collateral Agent, as security for the Exchange Notes, a valid Lien on all real property interests and fixtures constituting a part of the Mortgaged Property (as defined in the Initial Mortgage), which Lien will be a perfected first priority Lien (subject only to Liens permitted under the Amended Indenture).

2.18           Trust Indenture Act.  At Closing, the Amended Indenture will be qualified under the under the Trust Indenture Act of 1939, as amended.

2.19           No Assignment of Claim.  None of the Company or the Guarantors has made any assignment, transfer, conveyance or alienation of any potential or actual claim, agreement, action, or any other right of any kind whatsoever it may have against any other Party or the Released Parties.

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2.20           Consideration.  The consideration provided by the Investors in connection with this Agreement constitutes new value and the Company and each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in section 548 of the Bankruptcy Code) and more than sufficient consideration to support their obligations under this Agreement.

3.           Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents and warrants to the Company, the Guarantors and BNYM as follows:

3.1           Legal Power. The Investor has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All action on the Investor’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2           Due Execution.  This Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, the Guarantors, BNYM and the other Investors, this Agreement will be a valid and binding agreement of the Investor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3           Investment Representations.  In connection with the issuance of the Securities, the Investor, for itself and no other Investor, makes the following representations:

(a)           it has been furnished with any and all documents that may have been made available by the Company upon request for a reasonable time prior to the date hereof including, but not limited to, the Company SEC Documents;

(b)           it has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the Exchange, the Company, the Guarantors and all other information to the extent the Company and the Guarantors possesses such information or can acquire it without unreasonable effort or expense;

(c)           it has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Exchange and other matters pertaining to an investment in the Exchange Notes, the PIK Notes and shares of the Company Common Stock, or that which was otherwise provided in order for it to evaluate the merits and risks of an acquisition of the Exchange Notes, the PIK Notes and shares of Company Common Stock to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(d)           it has determined that the Exchange Notes, the PIK Notes and shares of Company Common Stock are a suitable investment at this time such that it could bear a complete loss of its investment in the Securities; and

(e)           it is not an “affiliate” of the Company within the meaning of Rule 144 as promulgated under the Securities Act.

3.4           No Assignment of Claim.  Other than transfers of Notes prior to the date hereof and Permitted Note Transfers, the Investor has not made any assignment, transfer, conveyance or alienation of any potential or actual claim, agreement, action, or any other right of any kind whatsoever it may have regarding the Notes against any other Party or the Released Parties.  Notwithstanding anything else to the contrary herein, the Investors may transfer all or a portion of their beneficial ownership in the Notes (along with any accompanying claims, rights or actions) to any other Investor at anytime (each such transfer, a “Permitted Note Transfer”).

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3.5           Ownership of Notes.  The Investor is, and at Closing will be, beneficial owner of Notes in the principal amount set forth opposite its name on Exhibit A (except as such principal amount has been heretofore reduced by the Pre-Signing Payments and may be hereafter reduced by any Installment Payments, and except as such principal amount may change as a result of a Permitted Note Transfer).

3.6           Knowledge of Defaults.  The directors and officers of the Investor do not have actual conscious awareness, without any investigation, of any Default or Event of Default other than the Existing Defaults.

3.7           Additional Acknowledgement.  Each Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, and that it is not relying on any advice from or evaluation by any other person and is not relying on any oral statement from the Company in connection with the Exchange.

4.           Conditions to Closing.

4.1           Conditions to Obligations of Investors at Closing.  Each Investor’s obligation to close on the Exchange at the Closing, including such Investor’s consent to the Amended Indenture, is subject to the fulfillment to that Investor’s reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by such Investor and evidence of such fulfillment will be included in a certificate executed by an officer of the Company, as requested by the Investors:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company and the Guarantors in Section 2 and by BNYM in Section 7 shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date and the Company and the Guarantors shall have performed and complied with all obligations and conditions herein required to be performed or complied with by any of them at or prior to the Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Investors.

(b)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Investors, and counsel to the Investors shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.  The Company shall have delivered (or caused to have been delivered) to each Investor, the certificates required by this Agreement.  The Conversion Shares shall have been duly authorized and reserved for issuance upon conversion of the Exchange Notes and the PIK Notes.

(c)           Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful exchange of the Notes for the Exchange Notes and the Exchange Shares and the issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the Exchange or the issuance of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.  At the time of the Closing, the Exchange and the issuance of the Securities shall be legally permitted by all laws and regulations to which the Investors and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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(d)           Execution of Agreements.  The Company shall have executed and delivered the Amended Indenture, the Exchange Notes and the Collateral Agreement Affirmations, each dated as of the Closing Date.

(e)           Secretary’s Certificate.  The Company shall have delivered to the Investors a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the board of directors and of the Company’s shareholders relating to the transaction contemplated hereby (a copy of each of which shall be included with such certificate), and certifying such other matters as the Investors may reasonably request.

(f)           Trading and Listing.  Trading and listing of the Company’s Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.

(g)           Market Listing.  The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Principal Market with respect to the issuance of the Securities and shall have listed, or will list, the Exchange Shares and the Conversion Shares on the Principal Market prior to, or on, the date of issuance thereof.

(h)           Blue Sky.  The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the exchange of the Notes and the issuance of the Securities.

(i)           Material Adverse Change.  Since June 30, 2010, there shall not have occurred any event, incident, occurrence, circumstance or development which has resulted or could reasonably be expected to result in a Material Adverse Effect.  Since June 30, 2010, other than as contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or short-term or long-term indebtedness of the Company or any Subsidiary of the Company (other than the payment of the Installment Payments) that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

(j)           Change in Conversion Rate.  Since the date of this Agreement, there shall not have occurred any event that would cause an adjustment to the Conversion Rate (as defined in the Indenture, prior to giving effect to the Amended Indenture).

(k)           Opinion.  The Company shall have delivered to Investors the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Company, dated as of the Closing Date in substantially the form attached hereto as Exhibit G.

(l)           CUSIP and PORTAL.  The Company shall have received a CUSIP number for the Exchange Notes and the PIK Notes. The Exchange Notes and the PIK Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the FINRA relating to trading in the PORTAL market.

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(m)           Shareholder Approval.  The Company’s shareholders shall have approved (i) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized Common Shares to a number sufficient to include all Common Shares outstanding or issuable on a fully diluted basis (including, without limitation, the Securities), and (ii) the issuance of the Securities (the “Shareholder Approval”).

(n)           Legal Fees.  The Company shall have paid, or reimbursed the Investors and their managers (each, an “Investor Manager”) and BNYM (as the case may be) for, all of the reasonable legal fees and disbursements of Faegre & Benson LLP, Ross & Orenstein LLC, Gibson, Dunn & Crutcher LLP and Emmet, Marvin & Martin, LLP incurred in connection with the Action and the transactions contemplated by this Agreement and the other Transaction Documents for which such law firms have provided to the Company documentation which is reasonable under the circumstances and which documentation the Company has been given a reasonable opportunity to review; provided that with respect to Gibson, Dunn & Crutcher LLP, such fees will not exceed $30,000.

(o)           Control Agreements.  The Company shall have delivered to the Collateral Agent the deposit and securities account control agreements required to be delivered under the terms of the Security Agreement.  The Collateral Agent shall have received (with a copy for the Investors) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent.

(p)           Good Standing.  The Company shall have delivered a certificate issued by the Secretary of State (or comparable office) of each of the jurisdictions in which the Company or any Guarantor is organized or operates evidencing the valid existence or qualification and good standing of such entity as of a date within five days prior to the Closing Date.

(q)           Disclosure of Non-public Information.  The Company shall have publically disclosed on Form 8-K any information shared with the Investors or their representatives or their counsel that is material, non-public information about the Company or its Subsidiaries as of the Closing Date.

(r)           90% Noteholder Participation.  The principal amount of the Notes beneficially owned by the Other Noteholders immediately prior to the Closing does not represent more than 10% of the then outstanding aggregate principal amount of the Notes.

(s)           Regulatory Matters.  The requirements imposed by the New York State Racing and Wagering Board, the Division of the Lottery of the State of New York or other gaming regulatory authorities on the Investors (including, but not limited to, licensure and providing information) as holders of the Securities (including conversion of the Exchange Notes and PIK Notes to common stock of the Company) and other equity of the Company, shall be reasonably satisfactory to the Investors as determined in the sole discretion of the Investors.

4.2           Conditions to Obligations of the Company.  The Company’s obligation to consummate the Exchange at the Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties True. The representations and warranties made by the Investors in Section 3 and by BNYM in Section 7 shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

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(b)           Performance of Obligations.  The Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing.

(c)           Shareholder Approval.  The Company’s shareholders shall have approved (i) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized Common Shares to 130,000,000, and (ii) the issuance of the Securities.

(d)           Legal Transaction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.           Additional Covenants and Securities Law Matters.

5.1           Reporting Status.  With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act.  The Company will otherwise take such further action as an Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell the Securities without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2           Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.  The Company covenants and agrees that upon execution of this Agreement (including disclosure of the execution of this Agreement) and upon termination of this Agreement, the Company will publicly disclose on Form 8-K any information shared with the Investors or their representatives or counsel that is material, non-public information about the Company or its Subsidiaries.

5.3           Registration.  In the event that (i) the Exchange Notes or any PIK Notes must contain the Private Placement Legend or similar legend or notation, (ii) the Exchange Shares or any Conversion Shares must contain a restrictive legend or notation, or (iii) the sale of any of the Securities is restricted due to the lack of registration with the SEC or any state, the Company and the Guarantors shall file, and use their reasonable best efforts to cause to be made effective, a registration statement to allow for the sale of such Securities without such restriction and will provide customary indemnification of the Investors for such registration statement.

5.4           Limits on Additional Issuances.  The Company will not, for a period of six months following the Closing Date, offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Securities.  Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options, warrants and convertible securities, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement.  The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

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5.5           Filings and Fees.  The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the issuance of Securities.  The Company will pay all fees, taxes and other charges required to be paid in connection with the recording of the Collateral Agreement Affirmation in respect of the Initial Mortgage in the Clerk’s Office for Sullivan County, New York.

5.6           Supplying Information.  In the event the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to beneficial holders of the Securities and prospective purchasers of the Securities designated by such beneficial holders, upon the request of such beneficial holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

5.7           Obligations Hereunder Secured.  The Company and the Guarantors hereby acknowledge and agree that the term “Obligations” as used in each of the Collateral Agreements includes, without limitation, the due, complete and punctual payment, performance and observance by the Company and the Guarantors of all covenants, agreements and undertakings on the part of any of them to be performed or observed under this Agreement, whether now existing or hereafter arising.

6.           Failure to Consummate in Accordance with Agreement.

6.1           Actions upon Certain Terminations.  Without limiting the remedies available to the Investors, the Trustee or the Collateral Agent, if the Agreement is terminated pursuant to Section 6.3(a), (b) or (c):

(a)           the Company will immediately deliver to the Collateral Agent the deposit and securities account control agreements required to be delivered under the terms of the Security Agreement, and

(b)           the Company will immediately pay, to the Investors as damages for failure to consummate the Exchange, in cash (A) an amount equal to the greater of (x) 3% of the outstanding principal amount of the Notes on the date this Agreement is terminated and (y) $975,000, plus (B) the amounts set forth in Section 8.6.  Pursuant to New York C.P.L.R. §3215(i), BNYM will be entitled to entry without further notice of a judgment against the Company and the Guarantors, jointly and severally, in the amount of:

(i) $55,000,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has not yet paid the First Installment,

(ii) $45,000,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the First Installment but not yet paid the Second Installment or the Third Installment,

(iii) $37,500,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the First Installment and the Second Installment but not yet paid the Third Installment, and

(iv) $34,698,839 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the Third Installment.

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6.2           Failure to Consummate Exchange by the Final Date.  Without limiting the remedies available to the Investors, the Trustee or the Collateral Agent, if the Company has not consummated the Exchange on or prior to the Final Date, and has not consummated the Call in accordance with this Agreement on or prior to the Call Deadline:

(a)           the Company will immediately deliver to the Collateral Agent the deposit and securities account control agreements required to be delivered under the terms of the Security Agreement,

(b)           the Company will immediately pay, in cash, the following amounts to the Investors as damages for failing to consummate the Exchange:

(i) an amount equal to the greater of (A) 3% of the outstanding principal amount of the Notes on the Final Date, (B) $975,000, and (C) the amount by which (x) the product of (a) the number of Conversion Shares into which the Exchange Notes would be convertible on the Final Date assuming the Exchange Notes in the amount of $32,500,000 were issued on the Final Date (notwithstanding any requirements or conditions for, or limitations on, conversion of the Exchange Notes in the Amended Indenture or otherwise) multiplied by (b) the average closing price of the Company’s Common Stock for the 20 Business Days prior to the Final Date, exceeds (y) $32,500,000, plus

(ii) the amounts set forth in Section 8.6, and

(c)           Pursuant to New York C.P.L.R. §3215(i), BNYM will be entitled to entry without further notice of a judgment against the Company and the Guarantors, jointly and severally, in the amount of:

(i) $55,000,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has not yet paid the First Installment,

(ii) $45,000,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the First Installment but not yet paid the Second Installment or the Third Installment,

(iii) $37,500,000 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the First Installment and the Second Installment but not yet paid the Third Installment, and

(iv) $34,698,839 plus unpaid interest accrued on the Notes from August 4, 2009 if the Company has paid the Third Installment.

6.3           Termination.  The Investors that beneficially own a majority of the then outstanding principal amount of the Notes beneficially owned by all Investors may terminate this Agreement at any time prior to the Closing Date (unless the Company has theretofore consummated the Call on or prior to the Call Deadline) by written notice to the other Parties if any of the following has occurred:

(a)           the Company or any Guarantor shall have failed to pay any principal amount on the Notes owing hereunder to the Trustee, the Collateral Agent, any Investor or any Investor Manager when due,

(b)           the Company or any Guarantor shall have failed to pay any amount owing hereunder (other than principal amounts on the Notes to be paid under this Agreement) to the Trustee, the Collateral Agent, any Investor or any Investor Manager within three Business Days after receiving notice from the Trustee, Collateral Agent, any Investor or any Investor Manager that such amount has not been paid when due,

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(c)           since June 30, 2010, any Material Adverse Effect or any event, incident, occurrence, circumstance or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Investors’ sole judgment, be expected to make it impracticable or inadvisable to proceed with the Exchange on the terms and in the manner contemplated herein,

(d)           any event that would have required the Company to make a Change in Control Offer or a Net Proceeds Offer under the Amended Indenture or any Default or Event of Default, other than an Existing Default, under the Amended Indenture (in each case as if the Amended Indenture been in effect from the date of this Agreement), or

(e)           the Exchange has not been consummated by the Final Date.

6.4.           Survival of Representations and Covenants.  The representations and warranties, covenants, expense reimbursement provisions and other agreements of the Company and Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of any termination of this Agreement.

7.           Representations and Warranties of BNYM.  BNYM hereby represents and warrants to the Company, the Guarantors and the Investors as follows:

7.1           Legal Power. It has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All action on its part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

7.2           Due Execution.  This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, the Guarantors and the Investors, this Agreement will be a valid and binding agreement of it, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

7.3           No Assignment of Claim.  It has not made any assignment, transfer, conveyance or alienation of any potential or actual claim, agreement, action, or any other right of any kind whatsoever it may have against any other Party or the Released Parties.

8.           Miscellaneous.

8.1           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby shall be commenced in the state and federal courts sitting in the County of New York, State of New York (the “New York Courts”).  Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20

8.2           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

8.3           Entire Agreement.  The Transaction Documents and the exhibits thereto, and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements in respect of such subject matter except as specifically set forth therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.4           Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.5           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of all the Parties.

8.6           Fees and Expenses.  Regardless of whether the Exchange or Call are consummated, the Company agrees to pay on demand within five Business Days of receipt of documentation that is reasonable under the circumstances (i) all reasonable costs and expenses of each Investor, each Investor Manager and BNYM (which, in the case of outside counsel fees and disbursements, shall be limited to the reasonable fees and disbursements of Faegre & Benson LLP, Ross & Orenstein LLC, Gibson, Dunn & Crutcher LLP and Emmet, Marvin & Martin, LLP, provided that with respect to Gibson, Dunn & Crutcher LLP, such fees will not exceed $30,000 in the aggregate including fees paid to Gibson, Dunn & Crutcher LLP pursuant to Section 4.1(n)) in connection with the preparation, execution, negotiation and delivery of this Agreement and the related documents, and (ii) all costs and expenses, if any, of each Investor, each Investor Manager and BNYM (including outside counsel fees and expenses of each Investor, each Investor Manager and BNYM) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement and the related documents.

8.7           Notices.  notice required or arising out of or under this Agreement will be effective (i) when personally delivered in writing, (ii) on the date when the notice is transmitted, confirmed by electronic facsimile (with a second confirmation copy to be sent by first class mail), (iii) the day after the notice is sent by a reputable overnight air courier service (e.g., FedEx Courier), or (iv) five (5) days after the date of mailing by first class registered mail.  All notices will be sent to the Parties at the addresses listed below, or to such other persons and addresses as may be designated in writing by the Parties to each other.  The date a notice will be deemed to be transmitted, sent by a reputable overnight air courier or mailed will be the date at the notifying party’s place of business at the time of transmission, sending or mailing.

21

To Empire and the Guarantors:

Empire Resorts, Inc.
c/o Monticello Casino and Raceway
Route 17B
Monticello, New York 12701
Telephone: (845) 807-0001
Facsimile: (845) 807-0000
Attn: Chief Executive Officer

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
Attn: Robert H. Friedman

To BNYM:

The Bank of New York Mellon
Corporate Trust Administration
525 William Penn Place
38th Floor
Pittsburgh, Pennsylvania 15259
Telephone:
Facsimile:

With a copy to:

Ross & Orenstein LLC
100 South Fifth Street, Suite 1200
Minneapolis, MN 55402
Telephone: (612) 436-9800
Facsimile: (612) 436-9819
Attn: John Orenstein, Esq.
AND
Edward P. Zujkowski
Emmet, Marvin & Martin, LLP
120 Broadway 32nd Floor
New York, NY 10271
Telephone: 212-238-3021
212-653-1757
Facsimile: 212-238-3100

22

To the Investors identified on Exhibit A as “Whitebox Funds”:

Whitebox Advisors, LLC
3033 Excelsior Boulevard, Suite 3
Minneapolis, Minnesota 55416
Telephone: (612) 253-6068
Facsimile: (612) 253-3100
Attn: Dale Willenbring

With a copy to:

Ross & Orenstein LLC
100 South Fifth Street, Suite 1200
Minneapolis, MN 55402
Telephone: (612) 436-9800
Facsimile: (612) 436-9819
Attn: John Orenstein, Esq.
AND
Faegre & Benson LLP
2200 Wells Fargo Center
90 S. 7th St.
Minneapolis, MN 55402
Telephone: (612) 766-7000
Facsimile: (612) 766-1600
Attn: Michael K. Coddington, Esq.

To the Investors identified on Exhibit A as “Plainfield Funds”:

Plainfield Asset Management LLC
333 Ludlow Street
Stamford, Connecticut 06902
Telephone: (203) 302-1715
Facsimile: (203) 302-1779
Attn: Thomas Fritsch

23

With a copy to:

Ross & Orenstein LLC
100 South Fifth Street, Suite 1200
Minneapolis, MN 55402
Telephone: (612) 436-9800
Facsimile: (612) 436-9819
Attn: John Orenstein, Esq.
AND
Faegre & Benson LLP
2200 Wells Fargo Center
90 S. 7th St.
Minneapolis, MN 55402
Telephone: (612) 766-7000
Facsimile: (612) 766-1600
Attn: Michael K. Coddington, Esq.

  To the Investors identified on Exhibit A as “QVT Funds”:

QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, New York 10036
Telephone: (212) 705-8800
Facsimile: (212) 705-8820
Attn: Tracy Fu

With a copy to:

Ross & Orenstein LLC
100 South Fifth Street, Suite 1200
Minneapolis, MN 55402
Telephone: (612) 436-9800
Facsimile: (612) 436-9819
Attn: John Orenstein, Esq.
AND
Faegre & Benson LLP
2200 Wells Fargo Center
90 S. 7th St.
Minneapolis, MN 55402
Telephone:  (612) 766-7000
Facsimile:  (612) 766-1600
Attn:  Michael K. Coddington, Esq.

  To the Investors identified on Exhibit A as “Zazove Funds”:

Zazove Associates, LLC
1001 Tahoe Boulevard
Incline Village, NV 89451
Telephone: (847) 239-7100
Facsimile: (847) 239-7101
Attn: Steven M. Kleiman

24

With a copy to:

Ross & Orenstein LLC
100 South Fifth Street, Suite 1200
Minneapolis, MN 55402
Telephone:  (612) 436-9800
Facsimile:  (612) 436-9819
Attn:  John Orenstein, Esq.

8.8           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any Party to this Agreement, all covenants, agreements, representations and warranties made by the Parties herein shall survive the execution of this Agreement and the consummation of the Exchange or Call, and a Party’s reliance on such representations and warranties shall not be affected by any investigation made by such Party or any information developed thereby.

8.9           Counterparts.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8.10           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein, and no action taken by any Investor pursuant hereto or in connection with the negotiation of the Agreement, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or otherwise.  Each Party hereto confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor confirms to the other Investors that it has no agreement or understanding to act together with other Investors with respect to the Exchange Notes, PIK Notes, Exchange Shares, Conversion Shares or Company Common Stock following the Exchange or Call.

8.11           Drafting.  The Parties acknowledge that this Agreement and the annexed exhibits are the result of extensive negotiations between the Parties.  This Agreement and the annexed exhibits have been jointly drafted by the Parties, and, in the event of any ambiguity, no negative inference shall be made against either party based upon any determination that said party was primarily responsible for drafting any portion of this Agreement or the annexed release.

8.12           No Admission of Wrongdoing.  The Parties hereto expressly agree that this Agreement, and the payment of the Exchange Shares, is not an admission of, and shall not be construed as an admission by, any of the Parties or the Released Parties of any violation, liability or wrongdoing.  Each Party specifically denies that it has engaged in any wrongdoing, committed any breach or violated any statute or common law.  By resolving their differences through this Agreement, the Parties wish to avoid the cost and inconvenience of litigation.  This Agreement shall not be interpreted to render any Party a prevailing party for any purpose, including, but not limited to, an award of attorneys’ fees under any statute or otherwise.  The consideration offered herein is the full, final and complete settlement of all claims asserted or that might have been asserted in the Action; provided that this Section 8.12 is not intended to be, and shall not be construed as, a release of any of the Unreleased Claims.

[The remainder of this page is intentionally left blank.]

25

In witness whereof, the foregoing Agreement is hereby executed as of the date first above written.

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

ALPHA MONTICELLO, INC.			ALPHA CASINO MANAGEMENT INC.

By:	/s/ Joseph A. D’Amato		By:	/s/ Joseph A. D’Amato
	Joseph A. D’Amato			Joseph A. D’Amato
	Title:	President		Title:	President

MOHAWK MANAGEMENT, LLC			MONTICELLO CASINO MANAGEMENT, LLC

By:	/s/ Joseph A. D’Amato		By:	/s/ Joseph A. D’Amato
	Joseph A. D’Amato			Joseph A. D’Amato
	Title:	Manager		Title:	Manager

MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC			MONTICELLO RACEWAY MANAGEMENT, INC.

By:	/s/ Joseph A. D’Amato		By:	/s/ Joseph A. D’Amato
	Joseph A. D’Amato			Joseph A. D’Amato
	Title:	Manager		Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/

Title:

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, L.P.

By:	Whitebox Concentrated Convertible Arbitrage Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

WHITEBOX CREDIT ARBITRAGE PARTNERS, L.P.

By:	Whitebox Credit Arbitrage Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	Whitebox Multi-Strategy Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

WHITEBOX DIVERSIFIED CONVERTIBLE ARBITRAGE PARTNERS, L.P.

By:	Whitebox Diversified Convertible Arbitrage Advisors, LLC, its General Partner

By:	AJR Financial, LLC, its Managing Member

By:	Whitebox Advisors, LLC, its Sole Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

F CUBED PARTNERS, L.P.

By:	Whitebox Multi-Strategy Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

IAM MINI-FUND 14 LIMITED

By:	Whitebox Advisors, LLC, its Investment Manager

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

PANDORA SELECT PARTNERS L.P.

By:	Pandora Select Advisors, LLC, its General Partner

By:	AJR Financial, LLC, its Managing Member

By:	Whitebox Advisors, LLC, its Sole Member

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

HFR RVA COMBINED MASTER TRUST

By:	Whitebox Advisors, LLC, its Investment Manager

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer and Chief Financial Officer

PLAINFIELD OC MASTER FUND LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD SPECIAL SITUATIONS MASTER FUND II LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

QVT FUND LP,

By its general partner, QVT Associates GP LLC

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

QUINTESSENCE FUND L.P.,

By its general partner, QVT Associates GP LLC

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

ZAZOVE AGGRESSIVE GROWTH FUND, L.P.

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

ZAZOVE HIGH YIELD CONVERTIIBLE SECURITIES FUND, L.P.

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

CENTURY NATIONAL INSURANCE COMPANY

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

LOCKHEED MARTIN CORPORATION MASTER RETIREMENT TRUST

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

QWEST OCCUPATIONAL HEALTH TRUST

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

QWEST PENSION TRUST

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

VIRGINIA RETIREMENT SYSTEM

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

THE WASHINGTON UNIVERSITY

By	Zazove Associates LLC in its capacity as investment advisor with discretionary authority

By:	/s/
Name:
Title:

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Principal of Notes Held†
Whitebox Funds:
Whitebox Concentrated Convertible Arbitrage Partners, L.P.	$6,253,000
Whitebox Credit Arbitrage Partners, L.P.	$3,283,000
Whitebox Multi Strategy Partners, L.P.	$8,984,000
Whitebox Diversified Convertible Arbitrage Partners, L.P.	$473,000
Fcubed Partners, L.P.	$304,000
IAM Mini-Fund 14 Limited	$1,115,000
Pandora Select Partners L.P.	$4,654,000
HFR RVA Combined Master Trust	$1,069,000
Plainfield Funds:
Plainfield OC Master Fund Limited	$1,574,000
Plainfield Special Situations Master Fund Limited	$18,407,001
Plainfield Special Situations Master Fund II Limited	$2,534,000
QVT Funds:
QVT Fund LP	$5,599,000
Quintessence Fund L.P.	$632,000
Zavove Funds:
Zazove Aggressive Growth Fund, L.P.	$750,000
Zazove High Yield Convertible Securities fund, L.P.	$1,130,000
Century National Insurance Company*	$345,000
Lockheed Martin Corporation Master Retirement Trust*	$700,000
Qwest Occupational Health Trust*	$95,000
Qwest Pension Trust*	$480,000
San Diego County Employees Retirement Association*	$1,000,000
National Railroad Retirement Investment Trust*	$400,000
Virginia Retirement System*	$900,000
The Washington University*	$200,000
TOTAL	$60,881,001

†	Before giving effect to the application of the Pre-Signing Payments.

*	Zazove Associates LLC executing on behalf of each holder as investment advisor with discretionary authority.

EXHIBIT B

FORM OF JOINDER

(Attached)

[INTENTIONALLY OMITTED]

EXHIBIT C

FORM OF AMENDED AND RESTATED INDENTURE

(Attached)

AMENDED AND RESTATED

INDENTURE,

Dated as of [____], 2010,

AMONG

EMPIRE RESORTS, INC.,

as Issuer,

THE BANK OF NEW YORK MELLON,

as Trustee and Collateral Agent,

AND

THE GUARANTORS NAMED HEREIN,

as Guarantors,

$32,500,000 12% Convertible Senior Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.13
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311 (a)	7.03; 7.11
(b)	7.03; 7.11
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314 (a)	4.8
(b)	11.02
(c)(1)	4.6
(c)(2)	4.6
(c)(3)	N.A.
(d)	11.03
314 (e)	4.06
315 (a)(1)	7.01
315 (a)(2)	7.02
315 (b)	7.05
____________________
N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

Page

i

(continued)
Page

(continued)
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(continued)
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AMENDED AND RESTATED INDENTURE, dated as of [______], 2010, among Empire Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent previously entered into that certain Indenture dated as of July 26, 2004 (collectively, the “Original Indenture”), pursuant to which the Company issued $65,000,000 in aggregate principal amount of its 5½% Convertible Senior Notes due 2014 (the “Original Notes”); and

WHEREAS, in connection with the execution of this Amended and Restated Indenture, the Company repaid $32,500,000 principal amount of the Original Notes; and

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent desire to amend and restate the Original Indenture in its entirety to reflect various changes to the Original Indenture and to change the terms of the Original Notes; and

WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee or Collateral Agent may amend or supplement the Original Indenture and change the terms of the Original Notes with the unanimous written consent of the Holders affected thereby; and

WHEREAS, the Holders have consented to amend the Original Indenture and change the terms of the Original Notes as provided herein; and

WHEREAS, pursuant to Section 9.05 of the Original Indenture, the Company intends to issue in exchange for the Original Notes the Company’s 12% Convertible Senior Notes due 2014 (the “Exchange Notes”) that reflect the changed terms of the Original Notes (as well as shares of Common Stock, as defined below); and

WHEREAS; the Company now wishes to amend the Original Indenture and change the terms of the Original Notes as consented to by all of the Holders of the outstanding Original Notes by executing and delivering this Amended and Restated Indenture, and, pursuant to Section 9.02 of the Original Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Amended and Restated Indenture.

NOW, THEREFORE, each party hereto agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders, that the Original Indenture is hereby amended and restated in its entirety to read as follows and that the terms of the Original Notes are hereby modified to conform to the changed terms in the form of Note attached hereto as Exhibit A, which changed terms shall be reflected in the Exchange Notes:

ARTICEL ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02(a).

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Restricted Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Adjustment Event” has the meaning set forth in Section 12.05(k).

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, except for purposes of Section 12.11 hereof and the definition herein of the term “Beneficial Ownership Limitation”, Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control.  The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer, including by way of dividend or distribution, by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor of Collateral; provided, however, that no Transfer of the Raceway Land shall constitute an Applicable Asset Sale.

“Applicable Conversion Premium” means, with respect to any Notes being converted into shares of Common Stock on any Conversion Date, the present value, as of such Conversion Date, of all required interest payments due on such Notes for the period commencing on such Conversion Date through July 31, 2012 (less the portion of the required interest payment required to be paid on the first Interest Payment Date immediately following such Conversion Date that shall have accrued through the Conversion Date to the extent that such amounts have already been included in the amounts payable to the Holder of such Notes at the time of such conversion pursuant to Section 12.03(b)), computed using a discount rate equal to the Treasury Rate as of such Conversion Date and assuming for the purposes of calculating the Applicable Conversion Premium that the interest rate in effect as of the applicable Conversion Date shall apply for all subsequent interest periods through July 31, 2012; provided, however, that the Applicable Conversion Premium shall not exceed an amount equal to 20% of the principal amount of the Notes being converted on such Conversion Date.

“Applicable Procedures” means (1) with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange, and (2) with respect to any rights of the Holder of a Global Note under this Indenture or such Global Note, including without limitation any rights of the Holder of a Global Note (A) to convert all or any portion of such Global Note, (B) to require the Company to purchase all or any portion of such Global Note, or (C) to elect to tender all or any portion of such Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to the exercise of such rights.

“Asset Acquisition” means: (1) an investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise all or substantially all of the assets of any division or line of business of such Person or any other significant properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor of (1) any Capital Stock of any Subsidiary of the Company other than the Capital Stock of an Unrestricted Subsidiary; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have meanings correlative to the foregoing.

“Beneficial Ownership Limitation” means, for purposes of determining the extent to which any Holder’s or beneficial holder’s right to convert its Notes or interests in Notes into shares of Common Stock is limited by Section 12.11, 9.99% of the sum of (i) the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion, plus (ii) the number of shares of Common Stock (excluding any fraction) the beneficial ownership of which such Holder or beneficial holder (together with such Holder’s or beneficial holder’s Affiliates and any other Persons acting as a group together with such Holder or beneficial holder or any of such Holder’s or beneficial holder’s Affiliates, any investment manager having discretionary authority over the accounts or assets of such Holder or beneficial holder, or any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s or beneficial holder’s for purposes of Section 13(d) and Section 16 of the Exchange Act and the rules thereunder) has the right to acquire within 60 days (other than upon such conversion).  For purposes of the foregoing sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person;

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)           any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2)           the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (A) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (B) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3)           the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4)           any Person or Group, other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company;

(5)           any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common stock that is either (a) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (b) approved, or immediately after the transaction or event will be approved, for quotation on a United States system of automated dissemination of quotations of securities prices;

(6)           individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(7)           the Common Stock of the Company (or any shares of common stock issued in exchange therefor or otherwise with respect thereof) at any time ceases to be listed on a United States national securities exchange or approved for quotation on a United States system of automated dissemination of quotations of securities prices.

“Change of Control Date” has the meaning set forth in Section 4.13(b).

“Change of Control Offer” has the meaning set forth in Section 4.13(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.13(b)(2).

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” shall mean collateral as such term is defined in the Security Agreement, all property from time to time mortgaged under the Mortgages, all Capital Stock pledged pursuant to the Pledge Agreement, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the Indenture Documents is granted or purported to be granted under any Collateral Agreement.

“Collateral Agent” means the collateral agent for the Trustee and the Holders under the Collateral Agreements, which shall initially be The Bank of New York Mellon, a New York banking corporation.

“Collateral Agreements” means, collectively, the Security Agreement, the Pledge Agreement, any Intercreditor Agreement, any Subordination Agreement and each Mortgage, in each case, as the same may be in force from time to time in accordance with its terms.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Company Notice” has the meaning set forth in Section 3.07(b).

“Consolidated EBITDA” means for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)           Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs; and

(c)           Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period.

all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.”  If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2)           the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any of its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)           after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)           after-tax items classified as extraordinary gains or losses;

(3)           the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)           the net income of any Person, other than the Company or a Restricted Subsidiary but including any Unrestricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary by such Person;

(5)           any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)           all gains and losses realized on or because of the purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any securities of the Company or any of its Subsidiaries;

(8)           the cumulative effect of a change in accounting principles;

(9)           interest expense attributable to dividends on Qualified Capital Stock pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (guidance formerly reflected in Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”);

(10)           non-cash charges resulting from the impairment of intangible assets; and

(11)           in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (a) Disqualified Capital Stock of such Person, and (b) Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of the Company and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Conversion Agent” has the meaning set forth in Section 2.03.

“Conversion Date” has the meaning set forth in Section 12.02(c).

“Conversion Make-Whole Amount” has the meaning set forth in Section 12.03(c).

“Conversion Price” at any time means the dollar amount (initially $0.8837) determined by dividing $1,000 by the Conversion Rate at such time.

“Conversion Rate” has the meaning set forth in Section 12.04(a).

“Corporate Trust Office” means  the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate form time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means any agreement entered into from time to time with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, or notes, bonds, debentures or other securities, together with the related documents thereto (including, without limitation, any guarantee agreements and collateral agreements), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) of the definition of the term “Permitted Indebtedness”) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“CUSIP” has the meaning set forth in Section 2.12.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Determination Date” has the meaning set forth in Section 12.05(k).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Restricted Subsidiaries at any time prior to such anniversary.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth in the recitals to this Indenture.

“Expiration Time” has the meaning set forth in Section 12.05(e).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, however, that for purposes of Section 4.15, if the Fair Market Value of the property or assets in question is so determined to be in excess of $1.0 million, such determination must be confirmed by an independent investment banking firm, accounting firm or appraisal firm of national standing.

“Four Quarter Period” has the meaning set forth in the definition of the term “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the National Indian Gaming Commission, the Bureau of Indian Affairs and the Division of the Lottery of the State of New York, or any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company and its Subsidiaries.

“Gaming Facility Management Agreement” means a gaming facility management agreement among the Company or any of its Subsidiaries and an Indian Tribe or its Affiliates, as such agreement may be modified, amended, supplemented and restated, for the purposes of managing an Indian casino on the Trust Land.

“Gaming Laws” means Part C, Chapter 383, Laws of New York 2001 as amended by Chapter 85 of the Laws of New York 2002, as amended by Chapter 63 of the Laws of New York 2003 known as the “video lottery gaming law,” and any other statute, law, ordinance or standard, or any judgment, decree, rule, regulation or order, applicable to gaming operations of the Company and its Subsidiaries.

“Global Note” has the meaning set forth in Section 2.01.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Group” has the meaning set forth in the definition of “Change of Control.”

“Guarantee” has the meaning set forth in Section 10.01

“Guarantor” means (1) each of the Company’s Subsidiaries existing on the date of the Indenture (other than any Immaterial Subsidiary) and (2) each of the Restricted Subsidiaries that after the date of the Indenture executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means at any time, any Restricted Subsidiary having total assets (as determined in accordance with GAAP) of less than $50,000; provided, however, that the total assets of all Immaterial Subsidiaries shall not exceed $500,000.  In the event that the total assets of all Immaterial Subsidiaries exceed $500,000, the Company will designate Restricted Subsidiaries that would otherwise be Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such $500,000 threshold is met.  Notwithstanding the foregoing, no Restricted Subsidiary that guarantees any Obligations under any Credit Agreement or any Indebtedness permitted to be outstanding under clause (14) of the definition of “Permitted Indebtedness” shall be deemed an Immaterial Subsidiary.

“incur” has the meaning set forth in Section 4.11.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by ninety (90) days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above or clauses (8) through (9) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) above or clauses (8) through (9) below which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)           all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Amended and Restated Indenture, as amended or supplemented from time to time in accordance with the terms hereof.  References herein to “the date of the Indenture” shall mean the date as of which the Original Indenture was amended and restated by this Amended and Restated Indenture.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Indian Tribe” means any Indian tribe, band, nation or other organized group or community of Indians that is recognized by the Secretary of the Interior as (A) eligible for the special programs and services provided by the United States to Indians because of their status as Indians and (B) possessing powers of self-government.

“Initial Premises” has the meaning set forth in Section 4.18.

“Initial Purchaser” means Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means any Intercreditor Agreement, substantially in the form attached hereto as Exhibit F, among the administrative agent and/or lenders under any Credit Agreement, the Trustee, the Collateral Agent, the Company and the Guarantors.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expense or deposits on the balance sheet of the Company or any of its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

“Issue Date” means July 26, 2004, the date of original issuance of the Original Notes.

“Last Reported Bid Price” of the Common Stock on any date means the closing bid price per share on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Bid Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or any similar United States system of automated dissemination of quotation of securities prices.  If the Common Stock is not so quoted, the “Last Reported Bid Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.  “Last Reported Bid Price” of any other security shall have a correlative meaning.

“Legal Holiday” has the meaning set forth in Section 13.07.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Liquidated Damages” has the meaning specified in the Registration Rights Agreement.

“Maturity Date” means July 31, 2014.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Company or any of the Guarantors pursuant to the terms of the Indenture Documents which create, in favor of the Trustee or Collateral Agent, Liens on any fee interest in real property owned by the Company or any of the Guarantors, as the case may be, as collateral security for the payment obligations of the Company under the Indenture and the Notes or of such Guarantor under its Guarantee, as the case may be.

“Net Cash Proceeds” means:

(a)           with respect to any Applicable Asset Sale (including the sale of the Trust Land), the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Applicable Asset Sale net of:

(2)           reasonable out-of-pocket expenses and fees relating to such Applicable Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(3)           all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Applicable Asset Sale;

(4)           repayment of Indebtedness that is secured by the property or assets that are the subject of such Applicable Asset Sale and is required to be repaid in connection with such Applicable Asset Sale; and

(5)           appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Applicable Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Applicable Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Applicable Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Applicable Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Applicable Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds, and

(b)           with respect to any issuance and sale of Qualified Capital Stock of the Company, the proceeds in the form of cash or Cash Equivalents received by the Company from such issuance and sale net of:

(1)           out-of-pocket expenses and fees relating to such issuance and sale (including, without limitation, legal, accounting and underwriting fees); and

(2)           all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such issuance and sale.

“Net Proceeds Offer”  has the meaning set forth in Section 4.15.

“Net Proceeds Offer Amount”  has the meaning set forth in Section 4.15.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.15.

“Net Proceeds Offer Trigger Date”  has the meaning set forth in Section 4.15.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S under the Securities Act.

“Notes” means the Original Notes issued on the Issue Date, the Exchange Notes issued on the date of the Indenture in exchange for the Original Notes, and any PIK Notes authenticated and delivered pursuant to the Indenture, as amended or supplemented from time to time in accordance with the terms hereof.  The Original Notes, the Exchange Notes and the PIK Notes shall be treated as a single class of securities for all purposes under the Indenture.

“Notice of Election” means a written notice of election to pay PIK Interest on any Interest Payment Date in the form attached as Exhibit E hereto.

“Obligations” means all obligations for principal, premium, interest, Liquidated Damages, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular of the Company dated July 16, 2004 with respect to the offer and sale of the Original Notes on the Issue Date.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person, at least one of whom shall be the principal financial officer of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers’ Certificate.

“Opinion of Counsel” means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

“Optional Put Date” has the meaning set forth in Section 3.07(a).

“Original Indenture” has the meaning set forth in the recitals to this Indenture.

“Original Notes” has the meaning set forth in the recitals to this Indenture.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Holders” means Kien Huat Realty III Limited and its respective Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under the Notes and the related Guarantees;

(2)           Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $5.0 million; provided that (i) at the time of the incurrence of such Indebtedness the Company has Consolidated EBITDA for the four consecutive full fiscal quarters most recently ended prior thereto for which financial statements are available at least equal to the sum of (A) the interest on the Indebtedness under the Notes (other than PIK Interest) accrued during such period plus (B) Five Hundred Thousand Dollars ($500,000), and (ii) the terms of the Indebtedness incurred pursuant to the Credit Agreement are commercially reasonable at the time the Credit Agreement is entered into as determined in good faith by the Board of Directors of the Company;

(3)           other Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the Issue Date and that remains outstanding on the date of this Indenture;

(4)           Interest Swap Obligations of the Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness of the Company or any Restricted Subsidiary that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)           Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)           intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three (3) Business Days of incurrence;

(8)           Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(9)           obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or of its Restricted Subsidiaries in the ordinary course of business;

(10)           Refinancing Indebtedness;

(11)           Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(12)           Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition by the Company or any Restricted Subsidiary of any business, assets or Subsidiary of the Company or any Restricted Subsidiary as permitted by this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(13)           Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture; and

(14)           additional Indebtedness of the Company and its Restricted Subsidiaries, provided that (i) such additional Indebtedness is unsecured except as otherwise permitted under clause (15) of the definition of the term “Permitted Liens”, (ii) such additional Indebtedness is subordinated in right of payment to the Obligations under the Indenture Documents pursuant to a Subordination Agreement, (iii) the terms of such additional Indebtedness are commercially reasonable at the time entered into as determined in good faith by the Board of Directors of the Company, and (iv) no portion of the principal amount of such additional Indebtedness, by its terms, matures or is mandatorily redeemable or prepayable, pursuant to a sinking fund obligation or otherwise, or is redeemable or prepayable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the Optional Put Date.

For purposes of determining compliance with Section 4.11, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.11.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           any judgment Lien not giving rise to an Event of Default;

(5)           easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)           Liens securing reimbursement obligations with respect to commercial letters of credit for the account of the Company or any of its Restricted Subsidiaries which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(8)           Liens encumbering deposits made to secure obligations (other than for the payment of borrowed money) arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of Restricted Subsidiaries, including rights of offset and set-off;

(9)           Liens on property or assets securing Interest Swap Obligations of the Company or any of its Restricted Subsidiaries which Interest Swap Obligations relate to Indebtedness that is permitted under the Indenture and secured by Liens on such property or assets permitted under this Indenture;

(10)           Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

(11)           Liens securing Acquired Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with Section 4.11, provided that:

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

(b)           such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(12)           Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(13)           Liens securing the Notes and all other Obligations under the Indenture Documents;

(14)           Liens on the Collateral securing Indebtedness under any Credit Agreement to the extent such Indebtedness is permitted under clause (2) of the definition of the term “Permitted Indebtedness”;

(15)           Liens on the Collateral securing Indebtedness permitted to be outstanding under clause (14) of the definition of the term “Permitted Indebtedness”, provided that such Liens are subordinated to the Liens on the Collateral securing the Obligations under the Indenture Documents pursuant to a Subordination Agreement; and

(16)           Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted to be incurred under Section 4.17 and which has been incurred in accordance with Section 4.11; provided, however, that such Liens:  (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.14(b).

“PIK Interest” has the meaning set forth in the form of Note annexed hereto as Exhibit A.

“PIK Notes” has the meaning set forth in the form of Note annexed hereto as Exhibit A.

“Pledge Agreement” means the Pledge Agreement, dated the Issue Date, made by the Company and the Guarantors in favor of the Trustee or Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.18.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness (including without limitation any interest on such Indebtedness which has been paid in kind) plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit B-2.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

“Purchase Notice” has the meaning set forth in Section 3.07(a).

“Purchase Price” has the meaning set forth in Section 3.07(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Racing Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the New York State Racing and Wagering Board, or any other agency, in each case, with authority to regulate any racing operation (or proposed racing operation) owned, managed or operated by the Company and its Subsidiaries.

“Racing Laws” means the Racing, Pari-mutuel Wagering and Breeding Law of 1983, as amended, and any other statute, law, ordinance or standard, or any judgment, decree, rule, regulation or order, applicable to racing operations of the Company and its Subsidiaries, including those governing operations at live horse racing and off-track betting facilities.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness (other than Permitted Indebtedness) incurred in accordance with Section 4.11 or of Indebtedness incurred in accordance with clause (1), (3) or (10) of the definition of “Permitted Indebtedness”, in each case that does not:

(1)           have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2)           create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3)           affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

Notwithstanding the foregoing, Refinancing Indebtedness shall not include Indebtedness of the Company or any Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof, and, with respect to any Exchange Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended or modified from time to time in accordance with the terms thereof, relating to rights given by the Company to the purchasers of Exchange Notes to register such Exchange Notes under the Securities Act.

“Replacement Assets” has the meaning set forth in Section 4.15(3).

“Required Consents” means all consents, approvals, filings, registrations and notices required to be obtained or made under applicable racing and gaming laws.

“Restricted Investment” has the meaning set forth in Section 4.21(a).

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means (i) each of the Subsidiaries of the Company existing on the date of the Indenture, and (ii) any Subsidiary of the Company created or acquired after the date of the Indenture that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the Issue Date, made by the Company and the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subordination Agreement” means a Subordination Agreement, substantially in the form attached hereto as Exhibit G, among a holder of any Indebtedness permitted to be outstanding under clause (14) of the definition of the term “Permitted Indebtedness,” the Trustee and the Collateral Agent.

“Subsidiary” with respect to any Person, means:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Entity” has the meaning set forth in Section 5.01(1)(b).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Sections 9.03 and 12.06.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

“Transaction Date” has the meaning set forth in the definition of the term “Consolidated Fixed Charge Coverage Ratio.”

“Transfer of the Raceway Land” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer, including by way of dividend or distribution, by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor of all or any portion of the portion of Initial Premises upon which the Monticello Raceway or any video gaming machines are located.

“Treasury Rate” means, with respect to any Conversion Date, Redemption Date or date of a Change of Control, the lesser of (i) six and one-half percent (6½%) and (ii) the yield to maturity for a three year United States Treasury security, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” (if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, any publicly available source for similar market data).

“Trust Land” means that certain 29.31 acres of land in Monticello, New York, legally described on Exhibit H hereto, previously designated by the Company to be used for the development of a casino with an Indian Tribe.

“Trust Officer” means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors of the Company may designate any Subsidiary of the Company created or acquired after the date of the Indenture as an Unrestricted Subsidiary, so long as (a) neither such Subsidiary nor any of its Subsidiaries owns or holds any Capital Stock or Indebtedness of, or any Lien on any property or assets of, the Company or any Restricted Subsidiary, (b) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness or other obligations of such Subsidiary or any of its Subsidiaries, (c) no default with respect to any Indebtedness or other obligations of such Subsidiary or any of its Subsidiaries would permit (upon notice, lapse or time or otherwise) any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (d) such designation does not result in the creation or imposition of any Lien on any of the Collateral (other than any Permitted Lien), (e) such designation is permitted under Section 4.21(a), and (f) neither such Subsidiary nor any of its Subsidiaries is a party to any agreement, contract, arrangement or transaction with the Company or any Restricted Subsidiary other than those that, if entered into or consummated immediately after such designation, would be permitted under Section 4.21(b).  Notwithstanding the foregoing, no Subsidiary of the Company that guarantees any Obligations under any Credit Agreement or any Indebtedness permitted to be outstanding under clause (14) of the definition of “Permitted Indebtedness” shall be deemed an Unrestricted Subsidiary.  The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if (i) immediately after giving effect to such designation, on a pro forma basis, (x) no Default or Event of Default shall have occurred and be continuing, and (y) the Company could incur at least $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 4.11 hereof, (ii) all Indebtedness of such Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred under this Indenture (and shall be deemed to have been so incurred for all purposes of this Indenture), and (iii) such Subsidiary is not a party to any agreement, contract, management or transaction with any other Unrestricted Subsidiary other than those that, if entered into or consummated immediately offer such designation, would be permitted under Section 4.21(b).  Any designation by the Board of Directors of the Company of a Subsidiary of the Company as an Unrestricted Subsidiary or a Restricted Subsidiary shall be evidenced by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation is permitted by the terms of the Indenture.

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person, as defined in Regulation S under the Securities Act.

“VGM Revenues” means, with respect to video gaming machine operations, the difference between the amount wagered by bettors and the amount paid out to bettors.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Capital Stock  are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.02.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” with respect to the Notes means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03.  Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(7)           unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE TWO
THE NOTES

Section 2.01.  Form and Dating.

The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes issued in global form (“Global Notes”) shall be substantially in the form set forth in Exhibit A (including the legend set forth in Exhibit B-1 thereon) and deposited with the Trustee, as custodian for the Depository.  Physical Notes shall be substantially in the form set forth in Exhibit A (but without the legend set forth in Exhibit B-1 thereon).

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as provided herein or in such Global Note.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by his or her execution of such Notes.

Section 2.02.  Execution and Authentication; Aggregate Principal Amount.

An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee (i) has authenticated Original Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $65,000,000, and (ii) shall authenticate Exchange Notes for issue in exchange for the Original Notes on the date of the Indenture in the aggregate principal amount (but for the capitalization of any PIK Interest) of $32,500,000, in each case upon written orders of the Company executed by an Officer of the Company, which written orders shall specify the amount of Original Notes or Exchange Notes to be authenticated and the date on which such Notes are to be authenticated and shall further specify the amount of such Notes to be issued as Global Notes or Physical Notes.

On each Interest Payment Date on which PIK Interest is due and payable with respect to any Global Note, the Trustee shall adjust the books and records of the Trustee with respect to such Global Note to increase the principal amount of such Global Note by an amount equal to the amount of such PIK Interest, whereupon such PIK Interest shall be considered paid as of such Interest Payment Date.  On each Interest Payment Date on which PIK Interest is due and payable with respect to any Physical Note, the Trustee shall authenticate PIK Notes in an aggregate principal amount equal to the amount of such PIK Interest and shall deliver such PIK Notes to the Holder of such Physical Note as of the Record Date for such Interest Payment Date, whereupon such PIK Interest shall be considered paid as of such Interest Payment Date.

All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations, in the case of the Original Notes, of $1,000 in principal amount and any integral multiple thereof and, in the case of the Exchange Notes and any PIK Notes, of $1 in principal amount and any integral multiple thereof.

Section 2.03.  Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”), (c) Notes may be presented or surrendered for conversion (the “Conversion Agent”), and (d) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents or additional Conversion Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent and the term “Conversion Agent” includes any additional Conversion Agent.  Neither the Company nor any Affiliate of the Company may act as Paying Agent or Conversion Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes.  The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

Section 2.04.  Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest or Liquidated Damages on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06.  Transfer and Exchange.

Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.01, 3.06, 3.07, 3.08, 4.13, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

Section 2.07.  Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met.  Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

Section 2.08.  Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

Section 2.09.  Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10  Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11.  Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

Section 2.12.  CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13.  Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

Section 2.14.  Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B-1.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15.  In addition, Notes in the form of definitive Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)           Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit B-2 hereto.

(g)           The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15.  Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)           the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 26, 2006 or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)           the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after July 26, 2006 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, in which case the Registrar shall deliver Notes that do not bear the Private Placement Legend.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE THREE
REDEMPTION

Section 3.01.  Optional Redemption.

The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions as set forth in Paragraph 5 of the Notes.  If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, at least sixty (60) days before the Redemption Date, furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 3.02.  Selection of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000.  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.  Notes in denominations of $1,000 or less may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $1,000 or any multiples of $1 in excess thereof) of the principal of Notes that have denominations larger than $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest and Liquidated Damages, if any, to be paid;

(3)           the name and address of the Paying Agent and the Conversion Agent;

(4)           the CUSIP number;

(5)           briefly, the conversion rights of the Notes and the Holder may convert any or all of such Holder’s Notes that have been called for redemption at any time prior to the Redemption Date;

(6)           the subparagraph of the Notes pursuant to which such redemption is being made;

(7)           the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Liquidated Damages, if any;

(8)           that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest and Liquidated Damages on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Liquidated Damages, if any, upon surrender to the Paying Agent of the Notes redeemed;

(9)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(10)           the Conversion Rate; and

(11)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

Section 3.04.  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Liquidated Damages, if any.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Liquidated Damages thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

Section 3.05.  Deposit of Redemption Price.

Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Liquidated Damages, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Liquidated Damages, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06.  Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Repurchase at the Option of the Holder.

(a)           On July 31, 2012 (the “Optional Put Date”), each Holder will have the right to require that the Company purchase all of such Holder’s Notes, or any portion thereof such that the unpurchased principal amount is $1,000 or multiples of $1 in excess thereof, in respect of which an “Option of Holder to Elect Purchase” form located on the reverse of the Note (a “Purchase Notice”) has been properly delivered by the Holder at any time from the opening of business on the date that is twenty (20) Business Days prior to a Optional Put Date until the close of business on the Optional Put Date, and not withdrawn, at a purchase price (the “Purchase Price”) in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Optional Put Date.

(b)           The Company shall send a notice (the “Company Notice”) to the Trustee and the Holders (and to beneficial owners as required by applicable law) not more than sixty (60) Business Days and not less than twenty (20) Business Days prior to the Optional Put Date.  Each Company Notice shall state:

(1)           the Purchase Price and the amount of accrued interest and Liquidated Damages, if any, to be paid;

(2)           the name and address of the Paying Agent and the Conversion Agent;

(3)           the CUSIP number;

(4)           that Notes as to which a Purchase Notice has been given may be converted pursuant to Article Twelve hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(5)           that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price and accrued and unpaid interest and Liquidated Damages, if any;

(6)           that the Purchase Price for any Notes as to which a Purchase Notice has been given and not withdrawn, together with any interest or Liquidated Damages payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Note;

(7)           the procedures the Holder must follow to exercise rights under this Section 3.07 and a brief description of those rights;

(8)           briefly, the conversion rights of the Notes;

(9)           the procedures for withdrawing a Purchase Notice; and

(10)           that, unless the Company defaults in making payment of such Purchase Price and interest and Liquidated Damages, if any, on Notes surrendered for purchase, interest will cease to accrue on such Notes on and after the Purchase Date.

At the Company’s written request, the Trustee shall give the Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and the Trustee shall have no liability whatsoever with respect to the contents of such notice.

(c)           Not later than 10:00 a.m. local time in the place of payment on the Business Day following the Optional Put Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Purchase Price plus accrued interest and Liquidated Damages, if any, of all Notes or portions thereof properly tendered and not withdrawn.  Upon surrender of a Note that the Company is required to purchase in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unpurchased portion of the Note surrendered.

Section 3.08.  Regulatory Redemption.

(a)           Notwithstanding anything to the contrary set forth herein or in the Notes, if any Gaming Authority or Racing Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law or Racing Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within thirty (30) days after being requested to do so by the Gaming Authority or Racing Authority (or such lesser period that may be required by such Gaming Authority or Racing Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or Racing Authority or such earlier date as may be ordered by such Gaming Authority or Racing Authority or (ii) to redeem the Notes of such Holder or beneficial owner (possibly within less than thirty (30) days following the notice of redemption, if so ordered by such Gaming Authority or Racing Authority) at a redemption price equal to (A) 100% of the principal amount thereof on the date of redemption, or (B) if required by such Gaming Authority or Racing Authority, the lesser of (1) the sum of (x) the price at which such Holder or beneficial owner acquired such Notes (without giving effect to any interest adjustments to that price), plus (y) any PIK Interest accrued after the date of acquisition of such Notes by such Holder or beneficial owner which has been capitalized and added to the principal amount of such Notes on or prior to the date of redemption, and (2) the Fair Market Value of such Notes on the date of redemption, together with, in the case of each of clauses (A) and (B), accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption, the date of the finding of unsuitability by such Gaming Authority or Racing Authority or such earlier date as may be required by such Gaming Authority or Racing Authority (which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority or Racing Authority).  The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed.  For purposes of this Section 3.08, (i) all PIK Notes shall be deemed to have been acquired by the Holder or beneficial owner thereof at par, (ii) all Exchange Notes issued on the date of the Indenture in exchange for Original Notes shall be deemed to have been acquired by the Holder or beneficial owner thereof for the price at which such Holder or beneficial owner acquired such Original Notes, (iii) the price of any Note which has been partially redeemed or repaid shall be appropriately adjusted to reflect such partial redemption or repayment, and (iv) references to any Note of a beneficial owner shall mean such beneficial owner’s beneficial interest in such Note.

(b)           The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. The Company shall not be required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability.  Such expense will be the obligation of such Holder or beneficial owner.

(c)           Immediately upon the imposition by any Gaming Authority or Racing Authority of a finding that any Holder or beneficial owner dispose of the Notes, such Holder or beneficial owner will have no further rights to exercise, directly or indirectly, through any trustee, nominee or any other Person, (i) any right conferred by the Notes (including, without limitation, pursuant to Article Twelve) or (ii) to receive any interest or other distributions or payments with respect to the Note, except the redemption price referred to above.

ARTICLE FOUR
COVENANTS

Section 4.01.  Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, or premium, if any, or interest (other than PIK Interest) on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  PIK Interest shall be considered paid as of the date provided in Section 2.02.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

Section 4.02.  Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03.  Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.04.  Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Subsidiaries of the Company or its properties or the properties of any of the Subsidiaries of the Company and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or the properties of any of the Subsidiaries of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.05.  Maintenance of Properties and Insurance.

(a)           The Company shall, and shall cause each of the Guarantors to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Guarantors from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Guarantor concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

(b)           The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and the Guarantors in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry and otherwise in accordance with the Security Agreement.

Section 4.06.  Compliance Certificate; Notice of Default.

(a)           The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)           (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action and the status thereof within five (5) Business Days of any Officer becoming aware of such occurrence (provided that such Officers shall provide such certification at least annually whether or not they know of any Default or Event of Default).

Section 4.07.  Compliance with Laws.

The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.

Section 4.08.  Reports to Holders.

(a)           Whether or not required by the Commission, the Company will mail to the Trustee and each Holder of Notes, at such Holder’s address as appearing on the Note register, within the time periods specified in the Commission’s rules and regulations, audited annual financial statements of the Company and its Subsidiaries on a consolidated basis prepared in accordance with GAAP and unaudited condensed quarterly financial statements of the Company and its Subsidiaries prepared in accordance with GAAP.  Such financial statements shall be accompanied by management’s discussion and analysis of the results of operations and financial condition of the Company and its Subsidiaries for the period reported upon in substantially the form required under the rules and regulations of the Commission currently in effect.

(b)           If any Subsidiary of the Company is designated as an Unrestricted Subsidiary, then the quarterly and annual financial information required by paragraph (a) of this Section 4.08 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the management’s discussion and analysis of the results of operations and financial condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c)           Notwithstanding paragraph (a) or (b) of this Section 4.08, the Company will not be obligated to mail the financial statements and information described therein to any Holder of Notes as long as periodic reports containing such financial statements and information have been filed with the Commission within the time periods specified in the Commission’s rules and regulations.

(d)           The Company will furnish to the Trustee and the Holders or beneficial holders of Notes or the Common Stock issued upon conversion of the Notes and prospective purchasers thereof, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of the Company.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

Section 4.09.  Waiver of Stay, Extension or Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10.  Authorization and Listing.

The Company will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance upon the conversion of the Notes, that number of shares of Common Stock as shall from time to time be issuable upon conversion of all of the Notes then outstanding.  The Company will use its reasonable best efforts to have the shares of Common Stock issuable upon conversion of the Notes approved for listing on the Nasdaq Stock Market prior to the date of issuance of the Notes, subject to official notice of issuance of such shares.

Section 4.11. Limitation on Incurrence of Additional Indebtedness.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio will be, after giving effect to the incurrence thereof, greater than 2.0 to 1.0.

Section 4.12.  Additional Subsidiary Guarantees.

(a)           If the Company or any of the Guarantors acquires or creates another Subsidiary after the Issue Date (other than any Immaterial Subsidiary or Unrestricted Subsidiary) or any Immaterial Subsidiary or Unrestricted Subsidiary shall cease to constitute an Immaterial Subsidiary or Unrestricted Subsidiary, then the Company shall:

(1)           cause such newly acquired or created Subsidiary or such former Immaterial Subsidiary or Unrestricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee on a senior unsecured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2)           (A) execute and deliver or cause the acquiring or creating Guarantor to execute and deliver to a Collateral Agent or the Trustee such amendments to the Collateral Agreements necessary or advisable in order to grant to such Collateral Agent or the Trustee, as applicable, for the benefit of the Holders, a first priority perfected security interest in the Capital Stock of such newly acquired or created Subsidiary or such former Immaterial Subsidiary or Unrestricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such Guarantor and required to be pledged pursuant to the Collateral Agreements, and (B) subject to the terms of the Intercreditor Agreement, deliver to a Collateral Agent or the Trustee any certificates representing such Capital Stock together with undated stock powers or instruments of transfer, as applicable, endorsed in blank;

(3)           cause such newly acquired or created Subsidiary or such former Immaterial Subsidiary or Unrestricted Subsidiary to take such other actions necessary or advisable to grant to such Collateral Agent or the Trustee, as applicable, for the benefit of the Holders, a first priority perfected security interest in the Collateral of such newly acquired or created Subsidiary or such former Immaterial Subsidiary or Unrestricted Subsidiary to the extent required pursuant to the Collateral Agreements, subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

(4)           take and cause each Subsidiary to take such further action and execute and deliver and cause each Subsidiary to execute and deliver such other documents specified in the Indenture to effect the foregoing; and

(5)           deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and each Subsidiary party thereto and constitute legal, valid, binding and enforceable obligations of such Persons and such other Opinions of Counsel regarding the perfection of such Liens in the Collateral as the Trustee may reasonably request.

Thereafter, such newly acquired or created Subsidiary or such former Immaterial Subsidiary or Unrestricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

(b)           If the Company or any of the Guarantors acquires or creates an Unrestricted Subsidiary after the Issue Date, then the Company shall:

(1)           (A) execute and deliver or cause the acquiring or creating Guarantor to execute and deliver to a Collateral Agent or the Trustee such amendments to the Collateral Agreements necessary or advisable in order to grant to such Collateral Agent or the Trustee, as applicable, for the benefit of the Holders, a first priority perfected security interest in the Capital Stock of such newly acquired or created Unrestricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such Guarantor and required to be pledged pursuant to the Collateral Agreements, and (B) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent or the Trustee any certificates representing such Capital Stock together with undated stock powers or instruments of transfer, as applicable, endorsed in blank; and

(2)           deliver to the Trustee an Opinion of Counsel that such amendments to the Collateral Documents have been duly authorized, executed and delivered by the Company and each Subsidiary party thereto and constitute legal, valid, binding and enforceable obligations of such Persons and such other Opinions of Counsel regarding the perfection of such Liens in such Capital Stock as the Trustee may reasonably request.

Section 4.13.  Limitation on Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the requirements described in clause (b) below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

(b)           Within thirty (30) days following the date upon which the Change of Control occurred (the “Change of Control Date”), the Company shall send, by registered first class mail, postage prepaid, an offer to each record Holder as shown on the register of Holders, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such offer shall state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2)           the purchase price (including the amount of accrued interest and Liquidated Damages) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such offer is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3)           that any Note not tendered shall continue to accrue interest;

(4)           that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)           that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each new Note issued shall be in an original principal amount of $1,000 or multiples of $1 in excess thereof; and

(8)           the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Liquidated Damages, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or multiples of $1 in excess thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

Notwithstanding anything to the contrary contained herein, neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.13.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.13 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.14.  Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, at any time prior to the Optional Put Date, or at any time on or after the Optional Put Date when a Default or Event of Default has occurred and is continuing, (1) declare or pay any dividend or make any distribution (other than (x) dividends or distributions payable solely in shares of its Qualified Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries) on or with respect to any of its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (or escrow or otherwise set aside funds therefor), or (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any Capital Stock of the Company or any of its Restricted Subsidiaries held by Persons other than the Company or any of its Restricted Subsidiaries (or escrow or otherwise set aside funds therefor), or (3) make any voluntary or optional principal payments, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Obligations under the Indenture Documents (or escrow or otherwise set aside funds therefor).

Section 4.15.  Limitation on Asset Sales.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to consummate any Transfer of the Raceway Land.  From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Applicable Asset Sale unless:

(1)           the Company or the applicable Restricted Subsidiaries, as the case may be, receives consideration at the time of such Applicable Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2)           at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Applicable Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities; and

(3)           upon consummation of such Applicable Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Applicable Asset Sale within eighty nine (89) days of receipt thereof to make an investment in properties and assets that replace the properties or assets that were the subject of such Applicable Asset Sale or in any other properties and assets that will be used, or Capital Stock of a Person engaged, in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”), which Replacement Assets are added, substantially concurrently with their acquisition, to the Collateral securing the Notes and Guarantees.

Within ninety (90) days after an Applicable Asset Sale (each, a “Net Proceeds Offer Trigger Date”), the Net Cash Proceeds from such Applicable Asset Sale that shall have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than thirty (30) nor more than forty five (45) days following the applicable Net Proceeds Offer Trigger Date, from all Holders, the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Applicable Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Applicable Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $2.5 million resulting from one or more Applicable Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $2.5 million, shall be applied as required pursuant to the immediately preceding paragraph).  Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Applicable Asset Sale.  In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within twenty (20) days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole, or in part such that the untendered principal amount is $1,000 or multiples of $1 in excess thereof, in exchange for cash.  To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered).  A Net Proceeds Offer shall remain open for a period of twenty (20) Business Days or such longer period as may be required by law.  Holders whose Notes are purchased only in part will be issued, at the expense of the Company, a new Note or Notes equal in principal amount to the unpurchased portion of the Notes tendered.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.15 by virtue of such compliance.

Section 4.16.  Impairment of Security Interest.

(a)           Neither the Company nor any of the Guarantors will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to the Collateral.

(b)           Neither the Company nor any of the Guarantors shall grant to any Person, or permit any Person to retain or maintain (other than the Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens.

(c)           Neither the Company nor any of the Guarantors will enter into, or permit to exist, any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements.

(d)           The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.

(e)           The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements.

Section 4.17.  Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of the Collateral whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Section 4.18.  Real Estate Mortgages and Recordings.

One of the Guarantors previously granted a lien in favor of the Collateral Agent by the filing of a Mortgage on the fee interest in the 232 acres of land in Monticello, New York owned by such Guarantor on the Issue Date (the “Initial Premises”).  The Company will, and will cause the Guarantors to, use their respective best efforts to (i) obtain the Required Consents to grant Liens in favor of the Trustee or the Collateral Agent by the filing of a Mortgage on each other fee interest in any real property (together with the Initial Premises, individually and collectively, the “Premises”) that was or is acquired by the Company or any of the Guarantors after the date of the Original Indenture, (ii) deliver to the Collateral Agent or the Trustee, as mortgagee, fully-executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby; (iii) deliver to the Collateral Agent or the Trustee mortgagee’s title insurance policies in favor of the Collateral Agent or the Trustee, as applicable, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in customary form and issued by a nationally recognized title insurance company in an amount equal to 125% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent or the Trustee, as applicable, shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and (iv) deliver to the Collateral Agent or the Trustee, with respect to the Premises, the most recent survey of the Premises, together with either (a) an updated survey certification in favor of such Collateral Agent or the Trustee, as applicable, from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (b) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of the Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at the Premises.

The Company will use its best efforts to deliver all items required to be delivered pursuant to clauses (i), (ii), (iii), and (iv) above, with respect to any other Premises, on or prior to thirty (30) days after the date of acquisition thereof.

Section 4.19.  Limitation on Transfer of the Trust Land.

(a)           Notwithstanding anything to the contrary contained herein, upon the occurrence of the events described in clauses (1) and (2) of Section 11.04(b), the Company or its Restricted Subsidiaries shall be permitted to sell the Trust Land to an Indian Tribe in compliance with clauses (1) and (2) of Section 4.15, provided that any Net Cash Proceeds in excess of $20 million shall be applied by the Company or such Restricted Subsidiary to make a Net Proceeds Offer in accordance with the terms of this Indenture including, without limitation, the provisions of Section 4.15 (except those provisions of Section 4.15 which would otherwise permit the deferral of such Net Proceeds Offer).

(b)           Notwithstanding anything to the contrary contained herein, the Company or its Restricted Subsidiaries shall be permitted to sell the Trust Land to a third party that is not an Affiliate of the Company or any Permitted Holder, other than an Indian Tribe, in compliance with clauses (1) and (2) of Section 4.15, provided that 50% of the Net Cash Proceeds of such sale shall be applied by the Company or such Restricted Subsidiary to make a Net Proceeds Offer in accordance with the terms of this Indenture including, without limitation, the provisions of Section 4.15 (except those provisions of Section 4.15 which would otherwise permit the deferral of such Net Proceeds Offer).

Section 4.20.  Conduct of Business by Gaming Facility Manager.

The Company will not permit (i) any Unrestricted Subsidiary to be a party to the Gaming Facility Management Agreement, or (ii) any Subsidiary of the Company which is a party to the Gaming Facility Management Agreement to own any property or assets or engage in any business activities other than the Gaming Facility Management Agreement and activities incidental to the performance of its obligations thereunder.

Section 4.21.  Unrestricted Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in any Unrestricted Subsidiaries (a “Restricted Investment”) if (i) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to the proposed Restricted Investment, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 4.11 hereof at the time of the proposed Restricted Investment, or (iii) the amount of the proposed Restricted Investment, together with the aggregate amount of all other Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the Indenture, shall exceed the sum, without duplication, of:

(i)           $100,000, plus

(ii)           to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid in cash after the date of the Indenture, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

(iii)           to the extent any Unrestricted Subsidiary designated as such after the date of the Indenture is thereafter redesignated as a Restricted Subsidiary, the lesser of (A) the Fair Market Value of the Company’s direct or indirect Investments in such Subsidiary as of the date of such redesignation or (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(iv)           100% of any cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary after the date of the Indenture, plus

(v)           the lesser of (A) $10,000,000, or (B) the aggregate Net Cash Proceeds received by the Company after the date of the Indenture from the issuance and sale of any Qualified Capital Stock of the Company to any Person other than the Company or a Subsidiary of the Company, plus

(vi)           if after the date of the Indenture any change in applicable law or regulation or in the interpretation thereof results in a decrease in the percentage of VGM Revenues of the Company and its Restricted Subsidiaries that they are required to pay to the New York State Lottery, the lesser of (A) $4,000,000, or (B) the projected net savings of the Company and the Restricted Subsidiaries as a result of such decrease for the period of four consecutive fiscal quarters commencing immediately after the effective date of such decrease, based on the projected VGM Revenues of the Company and its Restricted Subsidiaries for such four quarter period as determined in good faith by the Board of Directors of the Company (provided that in no event shall such projected VGM Revenues exceed the actual VGM Revenues of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters most recently ended prior to the effective date of such decrease for which financial statements are available).

If a Subsidiary of the Company is designated as an Unrestricted Subsidiary (or becomes an Unrestricted Subsidiary as a result of being a Subsidiary of another Subsidiary of the Company which is designated as an Unrestricted Subsidiary), the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries, directly or indirectly, in such Subsidiary will be deemed to be an Investment made at the time of such designation and will reduce the amount available for Restricted Investments under this Section 4.21(a).  That designation will only be permitted if such Investment would be permitted at that time and if the Subsidiary otherwise meets the definition of Unrestricted Subsidiary.

(b)           The Company will not, and will not permit any Restricted Subsidiary, to, directly or indirectly, enter into any agreement, contract or arrangement, or consummate any transaction, with any Unrestricted Subsidiary unless such agreement, contract, arrangement or transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such agreement, contract, arrangement or transaction in arm’s length dealings with a Person who is not an Affiliate of the Company, (ii) that, in the event such agreement, contract, arrangement or transaction involves an aggregate amount in excess of $100,000, are set forth in writing and have been approved by a majority of the disinterested members of the Board of Directors of the Company, and (iii) that, in the event that such agreement, contract, arrangement or transaction involves an amount in excess of $1 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries as evidenced by a letter from such appraiser or investment banking firm delivered to the Trustee; provided, however, that the provisions of this Section 4.21(b) shall not prohibit any Investment permitted to be made pursuant to Section 4.21(a).

ARTICLE FIVE
SUCCESSOR CORPORATION

Section 5.01  Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(a)           the Company shall be the surviving or continuing corporation; or

(b)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company (the “Surviving Entity”):

(x)           shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the Company’s obligations under the Notes, the Indenture and the Registration Rights Agreement, including, but not limited to, the due and punctual payment of the principal of, and interest and Liquidated Damages, if any, on all of the Notes and the performance of every covenant of the Company under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee or any Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the Surviving Entity;

(2)           immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred or be continuing;

(3)           immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with in compliance with Section 4.11;

(4)           the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; and

(5)           the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain, or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02.  Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.  Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from this Indenture and the Notes.

ARTICLE SIX
DEFAULT AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1)           the Company or any Guarantor fails to pay the premium, if any, interest and Liquidated Damages, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

(2)           the Company or any Guarantor fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered on the Optional Put Date or pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)           a default occurs in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Note) or any Collateral Agreement which default continues for a period of thirty (30) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           the Company or any of its Restricted Subsidiaries fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5 million or more at any time;

(5)           one or more judgments in an aggregate amount in excess of $5 million (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable;

(6)           the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7)           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(8)           any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to grant the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement, or any of the Collateral Agreements is declared null and void;

(9)           the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement;

(10)           any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms hereof); or

(11)           the failure by the Company to deliver Common Stock, cash or other property upon conversion of the Notes as required under the Indenture and such failure continues for a period of 10 days.

Section 6.02.  Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Liquidated Damages, if any, on all the Notes, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)           If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the outstanding Notes, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:  (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Liquidated Damages, if any, that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Liquidated Damages, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(8), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Collateral Agent (as the case may be) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Liquidated Damages on the Notes or to enforce the performance of any provision of the Notes, this Indenture, any Collateral Agreement or any Guarantee.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding.  When a Default or Event of Default is waived, it is cured and ceases.

Section 6.05.  Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent, including, without limitation, any remedies provided for in Section 6.03.  Subject to Sections 7.01 and 7.02(d), however, each of the Trustee and the Collateral Agent may refuse to follow any request, order or direction that it reasonably believes conflicts with any law or this Indenture or the Intercreditor Agreement, that it determines may be unduly prejudicial to the rights of another Holder, or that may involve it in personal liability, and may take any other action deemed proper by it which is not inconsistent with such request, order or direction.

Section 6.06.  Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture, the Notes, any Collateral Agreement or any Guaranty unless:

(1)           the Holder gives to the Trustee or the Collateral Agent (as the case may be) written notice of a continuing Event of Default;

(2)           subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee or the Collateral Agent (as the case may be) to institute proceedings in respect of that Event of Default;

(3)           such Holders offer to the Trustee or the Collateral Agent (as the case may be) security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request, order or direction;

(4)           the Trustee or the Collateral Agent (as the case may be) does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5)           during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee or the Collateral Agent (as the case may be) a direction which, in its opinion, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture, the Notes, any Collateral Agreement or any Guaranty or any remedy hereunder or thereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee or the Collateral Agent (as the case may be) with prompt notice thereof.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07.  Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee or Collateral Agent.

If an Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, specified in Section 6.01(1) or (2) occurs and is continuing, each of the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest and Liquidated Damages, if any, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee or the Collateral Agent under the Collateral Agreements and Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.

Each of the Trustee and the Collateral Agent is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee or the Collateral Agent, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent (as the case may be) and, in the event that the Trustee or the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent (as the case may be) any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee or the Collateral Agent, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Intercreditor Agreement, the Collateral Agreements and Section 7.07.  The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

If the Trustee or the Collateral Agent collects any money or property pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent, the Conversion Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation, all reasonable expenses, all liabilities incurred and all reasonable disbursements and advances made by the Trustee or its agents or counsel and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Liquidated Damages, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, the Notes, any Collateral Agreement or any Guaranty or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as Trustee or Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12.  Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture, the Notes, any Collateral Agreement or any Guaranty and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN
TRUSTEE

Section 7.01.  Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties as are specifically set forth in this Indenture and the Collateral Agreements and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Agreements; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Agreements (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability.  The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Agreements at the request of any Holders unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against such risk or liability.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)           The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g)           The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

Section 7.02.  Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 13.04 and 13.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys.  The Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five.

(d)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(e)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(f)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(g)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)           The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(i)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 13.02 hereof, and such notice references the Notes and this Indenture.

(j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, but not limited to, its role as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(k)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)           The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

(m)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04.  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Agreements, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby.

Section 7.05.  Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06.  Reports by Trustee to Holders.

Within sixty (60) days after each August 1, beginning with August 1, 2004, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee in writing if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

Section 7.07.  Compensation and Indemnity.

The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement.  Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and counsel.

The Company and the Guarantors hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any and all loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Collateral Agreements or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements or Intercreditor Agreement.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the Intercreditor Agreement or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of at least seventy five (75%) percent of the aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10.  Eligibility; Disqualification.

(a)           This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

(b)           If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.11.  Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.  Trustee as Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Collateral Agent, Paying Agent and Conversion Agent.

Section 7.13.  Separate Collateral Agent.

(a)           As of the Issue Date, the Company and the Trustee hereby appoint The Bank of New York Mellon as the Collateral Agent and The Bank of New York Mellon hereby accepts such appointment and agrees to act and serve in such capacity.  At any time, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint one or more separate collateral agents of any such property, and to vest, in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.

(b)           Should any written instrument from the Company be required by any separate collateral agent so appointed for more fully confirming to such Person such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c)           Every separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i)           The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(ii)           The rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Agent and such separate collateral agent, jointly as shall be provided in the instrument appointing such separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent.

(iii)           The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any separate collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such separate collateral agent without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv)           No separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent.

(v)           Any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such separate collateral agent.

Section 7.14.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Satisfaction and Discharge.

When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, U.S. Legal Tender sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest on the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, powers, duties, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.  Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 8.02.  Legal Defeasance and Covenant Defeasance

(a)           The Company may, at its option by Board Resolutions of the Board of Directors of the Company, at any time, elect to have either clause (b) or (c) of this Section 8.02 applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)           Upon the Company’s exercise under clause (a) above of the option applicable to this clause (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03 and the conditions set forth in this Section 8.02, be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes and the corresponding Guarantees (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in clause (i) through (vi) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (ii) the obligations with respect to such Notes under Article Two and Section 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations in connection therewith, (iv) the rights of Holders of Notes to convert the principal amount of such Notes, or portions thereof, into Common Stock and any related rights, including without limitation the obligations under Article Twelve and Section 4.10, (v) the rights of Holders of Notes to require the Company to purchase the Notes, or portions thereof, and any related rights, including without limitation the obligations under Section 3.07, and (vi) this Article Eight.  Subject to compliance with this Article Eight, the Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below.

(c)           Upon the Company’s exercise under clause (a) above of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in Section 8.03 and the conditions set forth in this Section 8.02, (i) the Company shall be released from its obligations, if any, under the covenants contained in Sections 4.11 through 4.21 and clause (3) of Section 5.01 with respect to the outstanding Notes, (ii) the occurrence of an event specified in any of Sections 6.01(3) (to the extent pertaining to a default under or breach of the covenants contained in Sections 4.11 through 4.21 or the provisions of clause (3) of Section 5.01 or the covenants or agreements contained in any Collateral Agreement), 6.01(4), 6.01(5), 6.01(8), 6.01(9) and 6.01(10) shall not be deemed to be an Event of Default, (iii) the Company shall be released from all of its obligations under the Collateral Agreements, and (iv) each Guarantor will be released from all of its obligations under its Guarantee and the Collateral Agreements, in each case on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such Section, clause, Collateral Agreement or Guarantee, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause, Collateral Agreement or Guarantee, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause, Collateral Agreement or Guarantee or by reason of any reference in any such Section, clause, Collateral Agreement or Guarantee to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.03.  Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company shall have

(i)           deposited with the Trustee, in trust, U.S. Legal Tender and/or U.S. Government Obligations that through the payment of interest and principal (in respect of such U.S. Government Obligations) in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest and Liquidated Damages on the Notes when due at maturity or redemption in accordance with the terms of this Indenture and the Notes; and

(ii)           delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company’s obligations under the Notes and this Indenture have been complied with and a certificate of the Company’s independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes to maturity or redemption.

(b)           in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee:

(i)           either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under Section 8.02(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

(ii)           an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c)           in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee (i) an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and (ii) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a  result of the Company’s exercise of its option under Section 8.02(c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)           such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(e)           123 days shall have passed after the deposit is made and during such 123-day period no Default or Event of Default specified in Section 6.01(6) or (7) shall have occurred which is continuing at the end of such 123-day period;

(f)           if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.04.  Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest and Liquidated Damages on the Notes.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05.  Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any or interest or Liquidated Damages on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, and accrued interest and Liquidated Damages on the Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 8.06.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantors’ obligations under this Indenture, the Notes, the Guarantees and the Collateral Agreements shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest or Liquidated Damages on, premium, if any, or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement provisions of this Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements:

(1)           to cure any ambiguity, defect or inconsistency contained therein;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that, such uncertificated Notes are issued in registered form for the purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, in a manner such that the uncertificated Notes are described in Section 163(f)(2)(b) of the Internal Revenue Code of 1986, as amended);

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor in accordance with Section 5.01;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements;

(5)           to allow any Subsidiary of the Company or any other Person to guarantee the Notes;

(6)           to release a Guarantor as permitted by the Indenture and the relevant Guarantee;

(7)           if necessary, in connection with any addition or release of Collateral permitted or required under the terms of this Indenture or the Collateral Agreements;

(8)           to surrender any right or power conferred upon the Company;

(9)           to increase the Conversion Rate (provided, that, the increase will not adversely effect the Holders); or

(10)         to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA,

so long as such amendment, modification or supplement does not adversely affect the rights of any of the Holders in any material respect.

Section 9.02.  With Consent of Holders.

Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to Section 2.09), may amend or supplement this Indenture, the Notes, the Registration Rights Agreement, any Collateral Agreement or the Guarantees without notice to any other Holders.  Subject to Section 6.07 and Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Collateral Agreement, the Registration Rights Agreement, the Guarantees or the Notes without notice to any other Holder.  However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, any Collateral Agreement, the Registration Rights Agreement, the Guarantees or the Notes;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Liquidated Damages, if any, on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or to repurchase Notes on the Optional Put Date or modify any of the provisions or definitions with respect thereto;

(7)           release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(8)           impair or adversely affect the conversion rights of any Holder of Notes;

(9)           modify the redemption provisions of the Indenture in a manner adverse to the Holders of the Notes; or

(10)           release all or substantially all of the Collateral, except as pursuant to the terms of the Indenture and the Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.  Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05.  Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, Etc.

The Trustee or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as applicable, under this Indenture, any Collateral Agreement or the Intercreditor Agreement.  The Trustee shall be entitled to receive an indemnity reasonably satisfactory to it and receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

Section 9.07.  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICEL TEN
GUARANTEE

Section 10.01.  Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under any Credit Agreement.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Collateral Agreements and in this Guarantee.  If any Holder or the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.02.  Release of a Guarantor.

A Guarantor will be released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)           if all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Subsidiaries and the Company otherwise complies, to the extent applicable, with the conditions set forth under Section 4.15 that are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction,

(2)           upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes and all other Obligations under the Notes, this Indenture, the Collateral Agreements and the Guarantees that are then due and payable,

(3)           upon Legal Defeasance or Covenant Defeasance, or

(4)           subject to the provisions of Section 4.12, if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

At the Company’s expense, the Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

Section 10.03.  Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.04.  Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, the Indenture, the Registration Rights Agreement and, to the extent applicable, the Intercreditor Agreement, and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee or any Collateral Agent), executed and delivered to the Trustee, all obligations of the Guarantor under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)           immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated in clause (2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company could satisfy the provisions of Section 5.01(3)(a) and Section 5.01(3)(b).

Section 10.05.  Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

Section 10.06.  Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.07.  Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN
SECURITY INTERESTS

Section 11.01.  Security Interest.

(a)           To secure the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture.

(b)           The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements.  The Company shall, and shall cause each of its Subsidiaries to, take any and all actions required or as may be requested by the Collateral Agent to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens, in each case, except as expressly provided herein, therein, or in the Intercreditor Agreement.  This Article Eleven of this Indenture is subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

Section 11.02.  Recording and Opinions.

(a)           The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Agreements, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, (ii) the recordation and filing of Mortgages and fixture filings, and (iii) the delivery of the certificates evidencing the securities pledged under the Collateral Agreements, duly endorsed in blank, it being understood that concurrently with the execution of the Original Indenture the Company and the Guarantors have delivered financing statements for filing by the Initial Purchasers or their agents.  The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(b)           Annually, within thirty (30) days after August 1 of each year and beginning with the year 2005, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

Section 11.03.  Release of Collateral.

(a)           Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

(b)           Subject to the Intercreditor Agreement, at any time when a Default or an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

(c)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the Intercreditor Agreement.  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company and approved by the Trustee.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company.  The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(d)           Notwithstanding any provision to the contrary herein, Collateral comprised of inventory (but not the proceeds thereof) shall be subject to release upon sales of such inventory in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 11.03(d) has been released from the Liens of each of the Collateral Agreements.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

Section 11.04.  Specified Releases of Collateral.

(a)           The Lien on the Capital Stock of any Subsidiary of the Company which is a party to the Gaming Facility Management Agreement securing the Notes and the Guarantees will be released, and the rights of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on such Capital Stock will terminate and be discharged, on the date that the Company delivers to the Trustee an Officers’ Certificate stating that (a) without submitting background and other information concerning the Trustee or any Holder to the National Indian Gaming Commission, such release is required in order to obtain the written approval of the Gaming Facility Management Agreement from the Chairman of the National Indian Gaming Commission, and (b) the Chairman of the National Indian Gaming Commission is expected to give such approval within thirty (30) days of the delivery of such Officers’ Certificate; provided, that, if such approval is not so given within thirty (30) days of the delivery of such Officers’ Certificate, the Company shall promptly cause such Lien to be reinstated.

(b)           Provided that the Company and its Subsidiaries comply with the provisions of Section 4.19(a), upon the occurrence of (1) the publication in the Federal Register of approval by the Secretary of the Interior of a Class III gaming compact for an Indian casino to be located on the Trust Land and (2) written approval of the Gaming Facility Management Agreement on behalf of the chairman of the National Indian Gaming Commission to manage such Indian casino and (3) the transfer of the Trust Land to the United States in trust for an Indian Tribe, that portion of the Collateral constituting the Trust Land shall be released from the Liens securing the Notes and the Guarantees and the rights of the Holders to the benefits of the Collateral Agent’s Liens on the Trust Land will terminate and be discharged.

(c)           Provided that the Company and the Guarantors comply with the provisions of Section 4.15 or Section 4.19(b), as applicable, any Collateral subject to an Applicable Asset Sale consummated in accordance with said section shall be released from the Liens securing the Notes and the Guarantees and the rights of the Holders to the benefits of the Collateral Agent’s Liens on such Collateral will terminate and be discharged upon consummation of such Applicable Asset Sale.

(d)           If a Subsidiary that is a Guarantor is released from its Guarantee, the Liens on the assets of such Subsidiary (but not on the Capital Stock of such Subsidiary) securing the Notes and the Guarantees will also be released and the rights of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on such assets will terminate and be discharged.

Section 11.05.  Release upon Satisfaction of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Liquidated Damages, if any, on the Notes and all other Obligations under this Indenture, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, are paid, or (ii) a satisfaction and discharge of this Indenture as described under Section 8.01.

Section 11.06  Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form and in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 11.07.  Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 11.08.  Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Collateral Agent shall execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, but shall not be required to (except as provided below), take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).  Notwithstanding the foregoing, the Collateral Agent (x) will be subject to such directions as may be given it from time to time by the Trustee pursuant to Section 11.03(d), (y) will be subject to such directions as may be given it from time to time by the Holders of a majority in aggregate principal amount of the outstanding Notes in accordance with Section 6.05, and (z) may, at the expense of the Company, request the direction of the Holders with respect to any such actions and, upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement and Article Seven of this Indenture.

Section 11.09.  Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

ARTICLE TWELVE
CONVERSION

Secion 12.01  Right to Convert.

Subject to and upon compliance with the provisions of this Indenture, prior to July 31, 2014, the Holder of any Notes shall have the right, at such holder’s option, to convert the principal amount of such Note, or any portion of such principal amount such that the unconverted portion is $1,000 or a multiple of $1 in excess thereof, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 12.02.

Section 12.02.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion.

(a)           In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office of the Conversion Agent such Note with the original or facsimile of the form entitled “FORM OF CONVERSION NOTICE” on the reverse thereof, duly completed and manually signed, together with such Note duly endorsed for transfer.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 12.07.

In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or the Conversion Agent, and pay any transfer or similar taxes if required pursuant to Section 12.07.

A Holder may convert any of its Notes called for redemption by satisfying the applicable requirements of the preceding two paragraphs at any time prior to the close of business on the Business Day prior to the Redemption Date.  A Holder that has elected to have any of its Notes purchased in a Change of Control Offer or a Net Proceeds Offer or on the Optional Put Date, may only convert such Notes if such election is withdrawn by written notice of withdrawal delivered by the Holder to the Company or the Paying Agent prior to the close of business on the Business Day immediately preceding the date fixed for repurchase.

(b)           As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article Twelve and a check or cash in respect of any amounts payable pursuant to Section 12.03(a).  In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(c)           Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.02 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such requirements shall have been satisfied.

(d)           Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(e)           Notes or portions thereof surrendered for conversion during the period commencing on the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment to the Company or its order of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Notes or portions thereof being surrendered for conversion (whereupon the full amount of such interest shall be payable by the Company in cash on such Interest Payment Date).

Section 12.03.  Cash Payments at Conversion.

(a)           Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes.  If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder thereof at the Last Reported Bid Price of the Common Stock on the last Trading Day immediately preceding the day on which the Notes (or the specified portions thereof) are deemed to have been converted.

(b)           Accrued Interest and Liquidated Damages.  Upon the conversion of a Note (or portion thereof), that portion of the accrued and unpaid interest, and Liquidated Damages, if any, with respect to the converted Note (or portion thereof) to (but excluding) the Conversion Date shall not be canceled, extinguished or forfeited, but rather shall be paid by the Company to the Holder thereof in cash in immediately available funds on the date that the Company delivers the shares of Common Stock into which such Note (or portion thereof) is so converted pursuant to Section 12.02.

(c)           Conversion Make-Whole Amount.  In the event that the Conversion Date in respect of any conversion of a Holder’s Notes shall occur prior to July 31, 2012, the Company shall also pay to such Holder, in addition to all other amounts so payable, on the date that the Company delivers the shares of Common Stock into which such Note (or portion thereof) is so converted pursuant to Section 12.02, an amount equal to the Applicable Conversion Premium as of the Conversion Date (the “Conversion Make-Whole Amount”).  The Company may, at its option, elect to pay the Conversion Make-Whole Amount in cash in immediately available funds or in shares of Common Stock (provided that such shares are approved for listing on a United States national securities exchange or approved for quotation on a United States system of automated dissemination of quotations of securities (subject to official notice of issuance of such shares)), or in any combination thereof, as follows:

(1)           in the event that the Company shall elect to pay the entire Conversion Make-Whole Amount applicable to any Holder in cash, the Company shall, at the time of the delivery to such Holder of the shares of Common Stock into which such Holder’s Notes are being converted, deliver to such Holder an amount in cash equal to the Conversion Make-Whole Amount;

(2)           in the event that the Company shall elect to pay the entire Conversion Make-Whole Amount applicable to any Holder in shares of Common Stock, the Company shall, at the time of the delivery to such Holder of the shares of Common Stock into which such Holder’s Notes are being converted, deliver to such Holder additional shares of Common Stock in an amount equal to a quotient (x) the numerator of which shall equal the Conversion Make-Whole Amount, and (y) the denominator of which shall equal the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive Trading Days prior to the delivery of such Holder’s notice of conversion (provided, that, the Company shall not be obligated to issue any fractional Common Stock in payment of the Conversion Make-Whole Amount and instead will pay a cash amount in respect of the fraction share not so issued based upon the calculations set forth in Section 12.03(a)); and

(3)           in the event that the Company shall elect to pay the Conversion Make-Whole Amount applicable to any Holder in a combination of cash and shares of Common Stock, the Company shall, at the time of the delivery to such Holder of the shares of Common Stock into which such Holder’s Notes are being converted, deliver to such Holder (x) cash in an amount equal to the portion of the Conversion Make-Whole Amount that the Company has elected to pay in cash and (y) additional shares of Common Stock in an amount equal to a quotient (i) the numerator of which shall equal the difference of (A) the Conversion Make-Whole Amount, minus (B) the portion of the Conversion Make-Whole Amount paid in cash pursuant to the immediately preceding clause (x), and (ii) the denominator of which shall equal the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive Trading Days prior to the delivery of such Holder’s notice of conversion.

Section 12.04.  Conversion Rate.

The principal amount of the Notes shall be convertible into the number of shares of Common Stock (herein called the “Conversion Rate”) specified in the form of Note set forth in Exhibit A hereto (initially 1,132 shares per $1,000 in principal amount), subject to adjustment as provided in this Article Twelve.  References to Conversion Rate, effective Conversion Rate, applicable Conversion Rate, current Conversion Rate and Conversion Rate then in effect mean the Conversion Rate in effect on the relevant date.

Section 12.05.  Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects any subdivision, combination, split or reverse split of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * OS1 / OS0
where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

OS1 =	the number of shares of Common Stock outstanding immediately after such event

An adjustment made pursuant to this clause (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company issues to all or substantially all of the holders of shares of Common Stock any rights, options, warrants or other securities (in any case other than in connection with a stockholder rights plan) entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a purchase price less than (or having a conversion price per share less than) the Last Reported Bid Price of the Common Stock on the Business Day immediately preceding the record date for stockholders entitled to receive such rights, options, warrants or other securities, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (OS0 + X) / (OS0 + Y)

where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y =
the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such rights, warrants, options, other securities or convertible securities divided by the average of the Last Reported Bid Prices of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the date of announcement of the issuance of such rights, warrants, options, other securities or convertible securities

An adjustment made pursuant to this clause (b) shall be made successively whenever such rights, warrants, options, other securities or convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance.  If, at the end of the period during which such rights, warrants, options, other securities or convertible securities are exercisable or convertible, not all rights, warrants, options, other securities or convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of this Section 12.05(b), in determining whether such rights, warrants, options, other securities or convertible securities entitle the holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Last Reported Bid Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           If the Company dividends or distributes to all or substantially all of the holders of shares of Common Stock evidences of the indebtedness, shares of capital stock of the Company or any of its Subsidiaries, cash or assets, including securities but excluding:

(i)           dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in clause (a) or (b) above;

(ii)          dividends and distributions paid exclusively in cash referred to in clause (d) below; and

(iii)         distributions in connection with a spin-off described below in this clause (c);

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (MP / (MP - FV))
where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

MP =	the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the record date for such distribution

FV =
the Fair Market Value of the evidences of the indebtedness, shares of capital stock of the Company or any of its Subsidiaries, cash or assets, including securities, distributed with respect to each outstanding share of Common Stock on the record date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, with respect to an adjustment pursuant to this clause (c) in connection with any dividend or other distribution by the Company to the holders of shares of Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (i.e., a so-called “spin-off”), the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive the distribution will be adjusted based on the following formula:

CR1 = CR0 * ((MPs + MPc) / MPc)
where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

MPs =
the average of the Last Reported Bid Prices of the capital stock or similar equity interest distributed to the holders of shares of Common Stock applicable to one share of Common Stock for the first ten (10) consecutive Trading Days after the effective date of the spin-off transaction

MPc =	the average of the Last Reported Bid Prices of shares of Common Stock for the first ten (10) consecutive Trading Days after the effective date of the spin-off transaction

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth (10th) Trading Day after the effective date of the spin-off.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

To the extent that the Company has a stockholder rights plan in effect at the time of conversion of Notes into shares of Common Stock, the Holder will receive, in addition to the Common Stock into which such Notes are then convertible, the rights under the rights plan unless the rights have separated from the Common Stock before the time of such conversion, in which case the Conversion Rate will be adjusted as if the Company had distributed to all holders of Common Stock evidences of the indebtedness, shares of capital stock of the Company or any of its Subsidiaries, cash, assets or securities as described in this clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(d)           If the Company makes any cash dividend or distribution to all or substantially all of the holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (MP / (MP-C))
where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

MP =	the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the record date for such distribution

C =	the amount of cash dividended or otherwise distributed per share of Common Stock

An adjustment made pursuant to this clause (d) shall become effective on the date immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If the Company or any of its Subsidiaries purchases shares of Common Stock pursuant to a tender offer or exchange offer which involves an aggregate consideration per share of Common Stock that exceeds the Last Reported Bid Price of shares of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (FV + (MP * OS1)) / (MP * OS0)
where:

CR0 =	the Conversion Rate in effect immediately prior to such event

CR1 =	the Conversion Rate in effect immediately after such event

FV =	the Fair Market Value of all cash and other consideration paid or payable for all shares of Common Stock that the Company or its Subsidiary purchases in such tender offer or exchange offer

MP =
the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing in the Trading Day next succeeding the date such tender offer or exchange offer expires

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

OS1 =	the number of shares of Common Stock outstanding immediately after such event

Any adjustment made pursuant to this clause (e) shall become effective on the date immediately following the Expiration Time. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)           The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 12.06 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” within the meaning of Section 12.05(c)), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 12.05(a)).

(g)           Notwithstanding the foregoing provisions of Section 12.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes on the same terms as if such Holder had converted such Notes.

(h)           The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section 12.05, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of capital stock of the Company (or rights to acquire such capital stock) resulting from any dividend or distribution of such capital stock (or rights to acquire such capital stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)           Notwithstanding anything to the contrary set forth in this Section 12.05, no adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate then in effect at such time.  Any adjustment to the Conversion Rate that, but for the provisions of the immediately preceding sentence, would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.  All adjustments to the Conversion Rate under this Article Twelve shall be made by the Company and shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(j)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note register, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights, warrants, options or other securities pursuant to Section 12.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 12.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note (or portion thereof) converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.03(a).  For purposes of this Section 12.05(k), the term “Adjustment Event” shall mean:

(i)           in any case referred to in clause (1) hereof, the occurrence of such event;

(ii)          in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made;

(iii)         in any case referred to in clause (3) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof); and

(iv)        in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)           For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 12.06.  Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.05(a) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of treasury shares and authorized and unissued shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (a “non-electing share”), then for the purposes of this Section 12.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Twelve.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.

Section 12.07.  Taxes on Shares Issued.

The issue of stock certificates on conversions of Note shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of such certificates in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12.08.  Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

Subject to the terms of the Registration Rights Agreement, the Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq Stock Market or any other national securities exchange or any automated quotation system, the Company will, if permitted by the rules of such market, exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such market, exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.

Section 12.09.  Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Twelve.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.10.  Notice to Holders Prior to Certain Actions.

In the event that:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.05; or

(b)           the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of rights, warrants, options or other securities to subscribe for or purchase any share of any class of capital stock of the Company or any other rights, warrants, options or other securities of the Company; or

(c)           of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note register, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 12.11.  Limitation on Conversion.

Notwithstanding anything herein to the contrary, no Holder or beneficial holder shall have any right to convert any of its Notes or interests in Notes into shares of Common Stock, pursuant to Section 12.01 hereof or otherwise, to the extent that, after giving effect to the issuance of Common Stock upon such conversion, such Holder or beneficial holder (together with such Holder’s or beneficial holder’s Affiliates and any other Persons acting as a group together with such Holder or beneficial holder or any of such Holder’s or beneficial holder’s Affiliates, any investment manager having discretionary authority over the accounts or assets of such Holder or beneficial holder, or any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s or beneficial holder’s for purposes of Section 13(d) and Section 16 of the Exchange Act and the rules thereunder) would beneficially own Common Stock in excess of the Beneficial Ownership Limitation; provided, however, that this restriction shall terminate as to any Holder or beneficial holder ten Business Days prior to the imposition by any Gaming Authority or Racing Authority of a finding that such Holder or beneficial holder must dispose of such Holder’s or beneficial holder’s Notes or interests in Notes.  For purposes of the foregoing sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 12.11 applies, the determination of whether the Notes or interests in Notes of any Holder or beneficial holder are convertible (in relation to other securities or interests in securities beneficially owned by such Holder or beneficial holder or by any of the other Persons noted above) and of which portion of the Notes or interests in Notes of any Holder or beneficial holder are convertible shall be in the sole discretion of such Holder or beneficial holder, and the submission of a notice of, or appropriate instruction form for, conversion in accordance with Section 12.02 shall be deemed to be such Holder’s or beneficial holder’s determination of whether its Notes or interests in Notes are convertible (in relation to other securities or interests in securities beneficially owned by such Holder or beneficial holder or by any of the other Persons noted above) and of which portion of its Notes or interests in Notes are convertible, in each case subject to the Beneficial Ownership Limitation, and neither the Company nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 12.11, in determining the number of outstanding shares of Common Stock, a Holder or beneficial holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the Commission, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent of the Common Stock setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder or beneficial holder, the Company shall within two Business Days confirm orally and in writing to such Holder or beneficial holder the number of shares of Common Stock then outstanding.

ARTICLE TIRTEEN
MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

Section 13.02.  Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Empire Resorts, Inc.
c/o Monticello Casino & Raceway, Route 17B
Monticello, NY  12701
Attention:  Chief Executive Officer

if to the Trustee:

The Bank of New York Mellon
Corporate Trust Administration
525 William Penn Place
38th Floor
Pittsburgh, PA  15259

if to the Collateral Agent:

The Bank of New York Mellon
Corporate Trust Administration
525 William Penn Place
38th Floor
Pittsburgh, PA  15259

Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03.  Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes.  The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee upon request:

(1)           an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

Section 13.05.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers’ Certificate required by Section 4.06, shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 13.06.  Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07.  Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08.  Governing Law.

(a)           THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 13.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  No Recourse Against Others.

A past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liability under the federal securities laws.

Section 13.11.  Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 13.12.  Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 13.13.  Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14.  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 13.15.  Applicable Procedures Control.

If any provision of this Indenture as it relates to any rights of the Holder of a Global Note limits, qualifies or conflicts with the Applicable Procedures in respect of the exercise of such rights, the Applicable Procedures shall control.  Without limiting the generality of the foregoing, in no event shall a Holder of a Global Note be required to comply with the procedures set forth in this Indenture in order to exercise such Holder’s rights under this Indenture or such Global Note with respect to such Global Note (including without limitation such Holder’s right to convert all or any portion of such Global Note, to require the Company to purchase all or any portion of such Global Note, or to elect to tender all or any portion of such Global Note) so long as such Holder has complied with the Applicable Procedures in respect of the exercise of such rights, and compliance with such Applicable Procedures shall be deemed for all purposes of this Indenture to be compliance with the relevant procedures set forth in this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

EMPIRE RESORTS, INC.

By:
Name: Joseph A. D’Amato
Title: Chief Executive Officer

ALPHA MONTICELLO, INC.

By:
Name: Joseph A. D’Amato
Title: President

ALPHA CASINO MANAGEMENT INC.

By:
Name: Joseph A. D’Amato
Title: President

MOHAWK MANAGEMENT, LLC

By:
Name: G. Michael Brown
Title: Manager

MONTICELLO CASINO MANAGEMENT, LLC

By:
Name: G. Michael Brown
Title: Manager

MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC

By:
Name: G. Michael Brown
Title: Manager

MONTICELLO RACEWAY MANAGEMENT, INC.

By:
Name: Joseph A. D’Amato
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

EXHIBIT A

[FORM OF NOTE]

EMPIRE RESORTS, INC.

12% CONVERTIBLE SENIOR NOTE DUE 2014

CUSIP No. ____________
No.___________	$__________

Empire Resorts, Inc., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to _____________ or registered assigns the principal sum of _________________ DOLLARS (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture), on July 31, 2014, and to pay interest thereon as hereinafter set forth.

Interest Rate:  12%

Interest Payment Dates:  January 31 and July 31

Record Dates:  January 15 and July 15

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

EMPIRE RESORTS, INC.

Dated: ______	By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 12% Convertible Senior Notes due 2014 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated: ______	By:
Name:
		Title:	Authorized Signatory

(REVERSE OF SECURITY)

12% Convertible Senior Note due 2014

1.   Interest.

(a)    Empire Resorts, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 12% per annum, 8% of which is payable in cash and 4% of which is payable in cash or, at the option of the Company (except as otherwise provided herein or in the Indenture referred to below), in kind (“PIK Interest”).  Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest semi-annually in arrears on each January 31 and July 31 (each, an “Interest Payment Date”), commencing on January 31, 2011.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful, all of which interest will be paid in full in cash.

(b)    PIK Interest on each Global Note will be payable by increasing the principal amount thereof by the amount of the PIK Interest.  Following an increase in the principal amount of any Global Note as a result of a payment of PIK Interest, such Global Note will bear interest on such increased principal amount from and after the date of such payment of PIK Interest.  PIK Interest on each Physical Note will be payable by the Company issuing additional Physical Notes (the “PIK Notes”) under the Indenture on the same terms as such Physical Note and in an aggregate principal amount equal to the amount of such PIK Interest.

(c)    In the event that PIK Interest due on the principal amount of any Note on any Interest Payment Date is not a whole dollar amount, any fractured PIK Interest shall, if $0.50 or more, be rounded up to the nearest whole dollar or shall, if $0.49 or less, be rounded down to the nearest whole dollar.

(d)    To elect to pay PIK Interest on any Interest Payment Date, the Company shall, no later than five Business Days prior to the Record Date (as hereinafter defined) for such Interest Payment Date, (i) deliver to the Trustee an irrevocable Notice of Election together with, in the case of PIK Interest payable on any Physical Note, PIK Notes in an aggregate principal amount equal to the amount of such PIK Interest executed on behalf of the Company in the manner provided in Section 2.02 of the Indenture and a written order of the Company executed by an Officer of the Company directing the Trustee to authenticate such PIK Notes, and (ii) deliver to the Collateral Agent or the Trustee, as mortgagee, with respect to each Premises on which a Mortgage has been granted, a supplemental Mortgage of such Premises, duly executed by the Company or the applicable Guarantor, securing such PIK Interest (whether capitalized and added to the principal balance of any Global Note or paid by the issuance of any PIK Note) and all interest accrued thereon (or, in the case of any Guarantor, its Guarantee thereof), together with evidence of the completion (or arrangements for such completion that are reasonably satisfactory to the Trustee, such as delivery of an executed supplemental Mortgage and all required recording fees and taxes to either the Trustee or to a title insurance company acting on the Trustee’s behalf, as the Trustee may elect) of all recordings and filings of such supplemental Mortgage, and payment of all recording and filing taxes or fees (including any mortgage recording taxes due) in connection therewith, as may be necessary or desirable to create a valid, perfected Lien, subject to Permitted Liens, on such Premises securing such obligations.  The Trustee will promptly deliver a corresponding notice to the Holders (such notice to be prepared by the Company).  In the absence of a timely election with respect to any Interest Payment Date, interest on the principal amount of this Note accrued to such Interest Payment Date shall be payable in full in cash on such Interest Payment Date.

2.   Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on each January 15 and July 15 (each, a “Record Date”) immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest (other than PIK Interest) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay such principal and interest by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.   Paying Agent and Registrar.  Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.   Indenture.  The Notes and the Guarantees were issued under an Amended and Restated Indenture, dated as of [________], 2010 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.   Optional Redemption.

(a)   Optional Redemption prior to July 31, 2012.  At any time prior to July 31, 2012, the Company may, at its option, redeem some or all of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, for cash at a redemption price equal to 100% of the principal amount thereof, and accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, but only if the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day prior to the date on which the Company mails the notice of redemption exceeds 200% of the Conversion Price in effect on such date.

(b)   Optional Redemption on or after July 31, 2012.  At any time on or after July 31, 2012, the Company may, at its option, redeem some or all of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, for cash at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption.

(c)    Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

6.   Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If the Company elects to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or (ii) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.  No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.  If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in any Global Note will be made).

7.    Regulatory Redemption.

(a)           If any Gaming Authority or Racing Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law or Racing Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority or Racing Authority (or such lesser period that may be required by such Gaming Authority or Racing Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or Racing Authority or such earlier date as may be ordered by such Gaming Authority or Racing Authority or (ii) to redeem the Notes of such Holder or beneficial owner (possibly within less than 30 days following the notice of redemption, if so ordered by such Gaming Authority or Racing Authority) at a redemption price equal to (A) 100% of the principal amount thereof on the date of redemption, or (B) if required by such Gaming Authority or Racing Authority, the lesser of (1) the sum of (x) the price at which such Holder or beneficial owner acquired such Notes (without giving effect to any interest adjustments to that price), plus (y) any PIK Interest accrued after the date of acquisition of such Notes by such Holder or beneficial owner which has been capitalized and added to the principal amount of such Notes on or prior to the date of redemption, and (2) the Fair Market Value of such Notes on the date of redemption, together with, in the case of each of clauses (A) and (B), accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption, the date of the finding of unsuitability by such Gaming Authority or Racing Authority or such earlier date as may be required by such Gaming Authority or Racing Authority (which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority or Racing Authority).  The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed.  For purposes of this Section 7, (i) all PIK Notes shall be deemed to have been acquired by the Holder or beneficial owner thereof at par, (ii) all Exchange Notes issued on the date of the Indenture in exchange for Original Notes shall be deemed to have been acquired by the Holder or beneficial owner thereof for the price at which such Holder or beneficial owner acquired such Original Notes, (iii) the price of any Note which has been partially redeemed or repaid shall be appropriately adjusted to reflect such partial redemption or repayment, and (iv) references to any Note of a beneficial owner shall mean such beneficial owner’s beneficial interest in such Note.

(b)           The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability.  Under the Indenture, the Company is not required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability.  Such expense will, therefore, be the obligation of such Holder or beneficial owner.

(c)           Immediately upon the imposition by any Gaming Authority or Racing Authority of a finding that any Holder or beneficial owner dispose of this Note, such Holder or beneficial owner will have no further rights (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person, any right conferred by the Notes (including, without limitation, the conversion rights described herein) or (ii) to receive any interest or other distributions or payments with respect to the Notes, except the redemption price referred to above.

8.    Repurchase at the Option of Holder.  The Indenture provides that on July 31, 2012, each Holder will have the right to require that the Company purchase any of such Holder’s Notes or portions thereof, subject to certain conditions and in accordance with the procedures set forth in the Indenture.

9.    Offers to Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

10.    Conversion.  Subject to and in compliance with the provisions of the Indenture, prior to maturity, redemption or repurchase, the Holder hereof has the right, at its option, to convert the principal amount of this Note in whole, or in part such that the unconverted principal amount is $1,000 or a multiple of $1 in excess thereof, into shares of the Company’s Common Stock, as such shares shall be constituted at the date of conversion, based upon a conversion rate of 1,132 shares of Common Stock per $1,000 in principal amount (which represents a Conversion Price of approximately $0.8837 per share), subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “FORM OF CONVERSION NOTICE” on the reverse hereof duly completed, to the Company at the office of the Conversion Agent, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney.

11.   Guarantee.  The payment by the Company of the principal of, and premium and interest and Liquidated Damages on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

12.    Registration Rights.  Pursuant to the Registration Rights Agreement between the Company and the Initial Purchaser, the Company will be obligated to file a Shelf Registration Statement for an offering to be made on a delayed or continuous basis registering the resale of the Notes from time to time by Holders.

13.   Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations (but for the capitalization of any interest thereon paid in kind) of $1,000 and integral multiples thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

14.   Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

15.   Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years after payment to the Holders is required, the Trustee or the Paying Agent, as the case may be, shall pay such amounts without interest thereon back to the Company upon written request from the Company to the Trustee or the Paying Agent, as the case may be, subject to the terms of the Indenture.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

16.   Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest and Liquidated Damages on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes and the rights of the Holders of the Notes to convert the principal amount of the Notes, or portions thereof, into Common Stock).

17.   Amendment, Supplement, Waiver, Etc.  Subject to certain exceptions, the Indenture, the Notes, any Collateral Agreement or the Guarantees may be amended, supplemented or waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend, supplement or waive provisions of the Indenture, the Notes, any Collateral Agreement or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

18.   Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, consummate an asset sale, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets, adopt a plan of liquidation or impair their assets.  Such limitations are subject to a number of important qualifications and exceptions.  Pursuant to the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

19.   Successors.  When a successor Person assumes, in accordance with the Indenture, all the obligations of its predecessor Person under the Notes, the Guarantees and the Indenture, the predecessor Person will be released from those obligations.

20.   Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default occurs (other than Events of Default resulting from bankruptcy or insolvency as described below) and is continuing and has not been waived, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

21.   Trustee Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

22.   No Recourse Against Others.  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

23.   Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

24.   Governing Law.

(a)    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND, BY EXECUTION AND DELIVERY OR ACCEPTANCE OF THIS NOTE, EACH OF THE TRUSTEE, THE COMPANY, THE GUARANTORS AND THE HOLDERS HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH OF THE TRUSTEE, THE COMPANY, THE GUARANTORS AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

25.   Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

26.   Security.  The Company’s and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

27.   CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:

Empire Resorts, Inc.
c/o Monticello Casino & Raceway
Route 17B
Monticello, NY 12701

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 26, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

to the Company or a subsidiary thereof; or

pursuant to and in compliance with Rule 144A under the Securities Act; or

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.07, 4.13 or 4.15 of the Indenture, check the appropriate box:

Section 3.07  [         ]

Section 4.13  [         ]

Section 4.15  [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.07, 4.13 or 4.15 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:
The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

FORM OF CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check this box:  [   ]

To convert only part of this Note, state the original principal amount to be converted (which must be an amount such that the unconverted principal is $1,000 or a multiple of $1 in excess thereof):

$ ____________________________

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date: _____________________ Your Signature: ______________________________________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B-1

FORM OF LEGEND FOR GLOBAL NOTE

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1-1

EXHIBIT B-2

FORM OF PRIVATE PLACEMENT LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY (AS HEREINAFTER DEFINED) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

B-2-1

EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

___________, ____

The Bank of New York Mellon
525 William Penn Place
38th Floor
Pittsburgh, PA  15259

Re:	12% Convertible Senior Notes due 2014 (the “Notes”) of Empire Resorts, Inc., a Delaware corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of $_____________ aggregate principal amount of the Notes, we confirm that:

1.    We have received a copy of the Offering Circular (the “Offering Circular”), dated July 16, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of the Offering Circular.

2.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Amended and Restated Indenture dated as of [______], 2010 relating to the Notes (the “Indenture”) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.    We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities laws, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

C-1

4.    We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled “Notice to Investors” of the Offering Circular.

5.    We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.    We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

8.    We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

C-2

EXHIBIT D

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

The Bank of New York Mellon
525 William Penn Place
38th Floor
Pittsburgh, PA  15259

Re:	12% Convertible Senior Notes due 2014 (the “Notes”) of Empire Resorts, Inc., a Delaware corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed sale of $________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.    the offer of the Notes was not made to a U.S. person or to a person in the United States;

2.    either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3.    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4.    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.    we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF NOTICE OF ELECTION
[insert date]

The Bank of New York Mellon
Corporate Trust Administration
525 William Penn Place
38th Floor
Pittsburgh, PA  15259

Ladies and Gentlemen:

The undersigned, Empire Resorts, Inc., a Delaware corporation (the “Company”), refers to the Amended and Restated Indenture, dated as of ____, 2010 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as trustee (“Trustee”).  Pursuant to the terms of the Indenture and the Notes (as defined in the Indenture), the Company hereby gives you, as Trustee, irrevocable notice that the Company has elected to pay PIK Interest on the Notes on the Interest Payment Date specified below:

Interest Payment Date:                                                               .

Very truly yours,

EMPIRE RESORTS, INC.

By:
Name:
Title:

E-1

EXHIBIT H

LEGAL DESCRIPTION OF TRUST LAND

All that certain plot, piece or parcel of land situate, lying and being in the Village of Monticello, Town of Thompson, County of Sullivan and State of New York being more particularly described and designated as Parcel No. 1 (St. Regis Mohawk Trust Parcel) on “Final Revised Subdivision Plat of Lands of Catskill Development, L.L.C.” dated May 25, 1999 and filed in the Office of the Sullivan County Clerk on February 4, 2000 as Map No. 8-271, together with and subject to the easements shown thereon.

EXHIBIT D

FORM OF AFFIRMATION AND AMENDMENT OF COLLATERAL AGREEMENTS

(Attached)

[INTENTIONALLY OMITTED]

EXHIBIT E

FORM OF MORTGAGE MODIFICATION AGREEMENT

(Attached)

[INTENTIONALLY OMITTED]

EXHIBIT F

FORM OF STIPULATION OF DISCONTINUANCE

(Attached)

[INTENTIONALLY OMITTED]

EXHIBIT G

FORM OF LEGAL OPINION

(Attached)

[INTENTIONALLY OMITTED]